                                                               Exhibit 10.26

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          dated as of October 5, 1993


                                     among


                    MAC FRUGAL'S BARGAINS o CLOSE-OUTS INC.,

                         WEST COAST LIQUIDATORS, INC.,

                               PNS STORES, INC.,

                           THE LENDERS LISTED HEREIN,

                                      and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                            as Administrative Agent

                                      and

                             CONTINENTAL BANK N.A.

                                  as Co-Agent

                    MAC FRUGAL'S BARGAINS o CLOSE-OUTS INC.
                          WEST COAST LIQUIDATORS, INC.
                                PNS STORES, INC.


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of October 5, 1993


                               TABLE OF CONTENTS


            Section 1.  DEFINITIONS                                              2
               1.1    Certain Defined Terms                                      2
               1.2    Computation of Time Periods                               27
               1.3    Accounting Terms                                          28
               1.4    Other Definitional Provisions                             28

            Section 2.  AMOUNT AND TERMS OF COMMITMENTS
                        AND LOANS                                               28
               2.1    Loans                                                     28
               2.2    Making the Loan                                           32
               2.3    Fees                                                      40
               2.4    Voluntary Reductions of Commitments                       40
               2.5    Repayment                                                 41
               2.6    Optional and Mandatory Prepayments                        41
               2.7    Interest                                                  43
               2.8    Interest Rate Determination and Protection                44
               2.9    Voluntary Conversion or Continuation of Loans             45
               2.10   Increased Costs and Funding Losses                        47
               2.11   Payments and Computations                                 49
               2.12   Taxes                                                     50
               2.13   Sharing of Payments, Etc.                                 53
               2.14   Use of Proceeds                                           54
               2.15   Illegality                                                54
               2.16   Letters of Credit                                         55
               2.17   Evidence of Debt; Bid Notes                               63
               2.18   Obligations Joint and Several                             64
               2.19   Contribution Among Borrowers                              65
               2.20   Financial Condition of Borrowers                          65
               2.21   Extension of Revolver Maturity Date                       66
               2.22   Existing Loans and Existing Letters of Credit             66

            Section 3.  CONDITIONS WITH RESPECT TO LOANS
                        AND LETTERS OF CREDIT                                   67
               3.1    Conditions to Initial Loans                               67
               3.2    Conditions to All Loans                                   69
               3.3    Conditions to All Letters of Credit                       70

            Section 4.  REPRESENTATIONS AND WARRANTIES                                71

               4.1    Organization, Powers, Good Standing and
                      Subsidiaries                                                    71
               4.2    Authorization of Borrowing, etc.                                72
               4.3    Financial Condition                                             73
               4.4    Changes, Etc.                                                   73
               4.5    Litigation; Adverse Facts                                       73
               4.6    Payment of Tax                                                  74
               4.7    Materially Adverse Agreements; Performance                      74
               4.8    Governmental Regulation                                         75
               4.9    Securities Activities                                           75
               4.10   Employee Benefit Plans                                          75
               4.11   Patents, Trademarks and Licenses                                75
               4.12   Title to Properties; Liens                                      76
               4.13   Environmental Protection                                        76
               4.14   Labor Matters                                                   78
               4.15   Disclosure                                                      78
               4.16   No Partnerships or Joint Ventures                               79

            Section 5.  AFFIRMATIVE COVENANTS                                         79
               5.1    Financial Statements and Other Reports                          79
               5.2    Corporate Existence, etc.                                       84
               5.3    Payment of Taxes and Claims; Tax Consolidation                  84
               5.4    Maintenance of Properties; Insurance                            85
               5.5    Equal Security for Obligations; No Further
                      Negative Pledges                                                85
               5.6    Inspection; Records, etc.                                       86
               5.7    Compliance with Laws, etc.                                      86
               5.8    Further Assurances                                              86
               5.9    Environmental Notice and Inspection                             87

            Section 6.  NEGATIVE COVENANTS                                            89
               6.1    Indebtedness                                                    89
               6.2    Liens                                                           90
               6.3    Investments                                                     91
               6.4    Contingent Obligations                                          92
               6.5    Restricted Junior Payments                                      92
               6.6    Financial Covenants                                             93
               6.7    Restriction on Fundamental Changes                              93
               6.8    Restriction on Asset Sales                                      94
               6.9    Sales and Lease-Backs                                           95
               6.10   Sale or Discount of Receivables                                 95
               6.11   Transactions with Stockholders and Affiliates                   95
               6.12   Disposal of Subsidiary Stock                                    96
               6.13   Limitation on Consolidated Capital Expenditures                 96
               6.14   Conduct of Business                                             96
               6.15   Independence of Covenants                                       97
               6.16   Use of Proceeds                                                 97

             Section 7.  EVENTS OF DEFAULT                                            97
               7.1    Failure to Make Payments When Due                               97
               7.2    Breach of Warranty                                              97
               7.3    Breach of Covenants                                             97

               7.4    Breach of Other Agreements                                      98
               7.5    Bankruptcy                                                      98
               7.6    Judgments                                                       99
               7.7    Dissolution                                                     99
               7.8    ERISA                                                          100
               7.9    Control of the Borrowers                                       101

            Section 8.  THE ADMINISTRATIVE AGENT; CO-AGENTS                          104
               8.1    Appointment and Authorization                                  104
               8.2    Delegation of Duties                                           104
               8.3    Liability of Administrative Agent                              104
               8.4    Reliance by Administrative Agent                               105
               8.5    Notice of Default                                              106
               8.6    Credit Decision                                                106
               8.7    Indemnification                                                107
               8.8    Administrative Agent in Individual Capacity                    108
               8.9    Successor Administrative Agent                                 108
               8.10   Co-Agents                                                      109

            Section 9.  THE LENDERS' REPRESENTATIONS                                 109

            Section 10.  MISCELLANEOUS                                               109
               10.1   Amendments, Etc.                                               109
               10.2   Notices, Etc.                                                  110
               10.3   No Waiver; Remedies                                            111
               10.4   Costs and Expenses                                             111
               10.5   Right of Set-off                                               111
               10.6   Indemnification                                                112
               10.7   Binding Effect                                                 113
               10.8   Assignments and Participations                                 113
               10.9   Severability                                                   117
               10.10  Survival of Warranties and Certain Agreements                  117
               10.11  Headings                                                       117
               10.12  Applicable Law; Jurisdiction; Waiver of Jury
                      Trial                                                          117
               10.13  Termination of Collateral Documents; Release of
                      Security                                                       118
               10.14  Execution in Counterparts; Effectiveness                       119
               10.15  Obligations Several                                            119
               10.16  Complete Agreement                                             119

            SIGNATURE PAGES

         EXHIBITS

                 I    FORM OF NOTICE OF BORROWING (1.1)
                II    FORM OF NOTICE OF CONVERSION/CONTINUATION (1.1)
               III    FORM OF BID NOTE (1.1)
                IV    FORM OF COMPETITIVE BID REQUEST (2.2E)
                 V    FORM OF COMPETITIVE BID (2.2E)
                VI    FORM OF COMPLIANCE CERTIFICATE (1.1)
               VII    FORM OF OPINIONS OF COUNSEL TO BORROWERS (3.1)
              VIII    FORM OF OPINION OF O'MELVENY & MYERS (3.1)
                IX    FORM OF ASSIGNMENT AND ACCEPTANCE (1.1)

            SCHEDULES

               A    APPLICABLE LENDING OFFICES
               B    SUBSIDIARIES
               C    PATENT, TRADEMARK AND COPYRIGHT DISCLOSURE
               D    ENVIRONMENTAL DISCLOSURE
               E    RESTRICTED JUNIOR PAYMENTS
               F    EXISTING INDEBTEDNESS AND LIENS
               G    EXISTING INVESTMENTS
               H    EXISTING CONTINGENT OBLIGATIONS
               I    CONFLICTS DISCLOSURE
               J    LITIGATION DISCLOSURE
               K    SPECIFIED TRADEMARKS

                    MAC FRUGAL'S BARGAINS o CLOSE-OUTS INC.
                          WEST COAST LIQUIDATORS, INC.
                                PNS STORES, INC.

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of October 5, 1993


                      This Amended and Restated Credit Agreement is
            dated as of October 5, 1993, and is entered into by and among MAC FRUGAL'S BARGAINS o CLOSE-OUTS INC., a Delaware corporation (the "Company"), WEST COAST LIQUIDATORS, INC., a California corporation ("WCL"), PNS STORES, INC., a California corporation ("PNS") (the Company, WCL and PNS are sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers"), the LENDERS listed on the signature pages hereof (such lenders, together with each Person that may become a party hereto pursuant to subsection
            10.8 hereof, are referred to herein individually as a "LENDER" and collectively as the "LENDERS"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as administrative agent for the Lenders and the Issuing Banks (in such capacity, the "ADMINISTRATIVE AGENT") and CONTINENTAL BANK N.A. as co-agent (in such capacity, the "CO-AGENT").


                               PRELIMINARY STATEMENTS

                      A. As of May 15, 1991, the Borrowers entered into a Credit Agreement with certain lenders (the "EXISTING LENDERS"), BofA (as successor by merger to Security Pacific National Bank), as agent and The First National Bank of Chicago, as co-agent (as amended to the date hereof, the "EXISTING CREDIT AGREEMENT").

                      B. The Borrowers desire to amend and restate the Existing Credit Agreement to provide, among other things,
            (i) that the Lenders extend certain credit facilities to the Borrowers and that the Issuing Banks issue Letters of Credit for the account of the Borrowers, (ii) for a bid loan option, (iii) for performance-based pricing, and (iv) for certain other changes and amendments.

                      C. Concurrently with the effectiveness of this Agreement, the Collateral Documents (as defined in the Existing Credit Agreement) shall be terminated and all Liens pursuant to the Collateral Documents in favor of the agent under the Existing Credit Agreement, in such capacity, or in favor of any Existing Lender, in such capacity, shall be terminated and released.

                      NOW, THEREFORE, in consideration of the premises
            and the agreements, provisions and covenants herein contained, the Borrowers, the Lenders, the Administrative Agent, the Co-Agent and the Issuing Banks agree as follows:


                  SECTION 1.  DEFINITIONS

                           1.1  CERTAIN DEFINED TERMS

                      The following terms used in this Agreement shall
            have the following meanings:

                      "ABSOLUTE RATE" has the meaning assigned to
                 such term in subsection 2.2E(iii)(b)(IV).

                      "ABSOLUTE RATE AUCTION" means a solicitation
                 of Competitive Bids setting forth Absolute Rates pursuant to subsection 2.2E.

                      "ABSOLUTE RATE BID LOAN" means a Bid Loan
                 that bears interest at a rate determined with reference to the Absolute Rate.

                      "ADJUSTED EURODOLLAR RATE" means, for the Interest
                 Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate of interest determined by the Administrative Agent to be the arithmetic average of the rates per annum (rounded upward to the nearest whole multiple of 1/100 of 1% annum) at which deposits in U.S. dollars are offered by each Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan comprising part of such Borrowing and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage (as defined below) for such Interest Period. If any Reference Bank fails to provide its offered rate to the Administrative Agent, the Adjusted Eurodollar Rate shall be determined on the basis of the average of the offered rate(s) of the other Reference Bank(s). The "EURODOLLAR RATE RESERVE PERCENTAGE" for the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including eurocurrency liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on a Eurodollar Rate Loan is determined) having a term equal to such Interest Period. The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Rate Reserve Percentage.

                      "ADMINISTRATIVE AGENT" means BofA, and any
                 successor thereto appointed pursuant to subsection 8.9.

                      "AFFILIATE", as applied to any Person, means any
                 other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                      "AGENT-RELATED PERSONS" means BofA and any
                 successor agent arising under subsection 8.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                      "AGREED UPON CHARGE" has the meaning assigned to
                 that term in subsection 2.16E.

                      "AGREEMENT" means this Amended and Restated Credit
                 Agreement dated as of October 5, 1993, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time.

                      "APPLICABLE LENDING OFFICE" means, with respect to
                 any Lender, such Lender's Domestic Lending Office in the case of a Base Rate Loan and such Lender's
                 Eurodollar Lending Office in the case of a Eurodollar
                 Rate Loan.

                      "APPLICABLE MARGIN" means with respect to
                 Eurodollar Rate Loans and the fees payable with respect to Standby Letters of Credit pursuant to subsection 2.16E(2), the relevant percentage per annum set forth below:

                 Fixed Charge Coverage Ratio        Applicable Margin
                 Less than or equal to 1.25              0.750%
                 Greater than 1.25 but
                    less than 2.00                       0.625%
                 Greater than or equal to 2.00           0.500%

                      The Applicable Margin shall be determined by the
                 Fixed Charge Coverage Ratio set forth in the relevant Applicable Margin Certificate for the four-fiscal quarter period covered by such Applicable Margin Certificate. The Applicable Margin shall become effective (including with respect to outstanding Eurodollar Rate Loans) upon delivery of an Applicable Margin Certificate and shall remain effective until the delivery of the next Applicable Margin Certificate; provided that if such Applicable Margin Certificate is not delivered at the time required pursuant to subsection 5.1(iii), the Applicable Margin shall equal 0.750% until the date such Applicable Margin Certificate is delivered. Notwithstanding the foregoing, from the Closing Date until delivery of the Applicable Margin Certificate covering the four-fiscal quarter period ending January 30, 1994, the Applicable Margin shall equal 0.625%.

                      "APPLICABLE MARGIN CERTIFICATE" means an Officers'
                 Certificate delivered with the financial statements required pursuant to subsection 5.1(i) and (ii) setting forth in reasonable detail calculation of the Fixed Charge Coverage Ratio for the four-fiscal quarter period ending as of the Fiscal Quarter End of the last fiscal quarter covered by such financial statements.

                      "ASSET SALE" means the sale, transfer or other
                 disposition by any Borrower or any of its Subsidiaries to any Person of any asset of any such Borrower or any such Subsidiary (other than sales, transfers or other dispositions of Inventory in the ordinary course of business and obsolete equipment in the ordinary course of business for which aggregate consideration for all such sales, transfers and dispositions of such equipment does not exceed $1,000,000 per Fiscal Year).

                      "ASSIGNMENT AND ACCEPTANCE" means an assignment
                 and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit IX hereto.

                      "ATTORNEY COSTS" means and includes all reasonable
                 fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                      "AUTHORIZED PERSON" means an officer or employee
                 of a Borrower designated by the President, an Executive Vice President or a Senior Vice President of the Borrower making such designation, in a certificate delivered to the Administrative Agent on the Closing Date as being authorized to give Notices of Borrowing, Notices of Continuation/Conversion or requests for Letters of Credit, which certificate may be amended from time to time by the President, any Executive Vice President or any Senior Vice President of such Borrower to add or subtract names therefrom.

                      "BANKRUPTCY CODE" means Title 11 of the United
                 States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

                      "BASE RATE" means, for any period, a fluctuating
                 interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly
                      by BofA in San Francisco, California, from time to time, as BofA's "reference rate". It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

                           (b) 0.50% per annum above the latest Federal
                      Funds Rate.

                           Any change in the reference rate announced by
                      BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                      "BASE RATE LOAN" means a Committed Loan which
                 bears interest as provided in subsection 2.7A.

                      "BID BORROWING" means a Borrowing hereunder
                 consisting of one or more Bid Loans made to the Borrowers on the same day by one or more Lenders.

                      "BID LOAN" means a Loan by a Lender to the
                 Borrowers under subsection 2.1C, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

                      "BID LOAN LENDER" means, in respect of any
                 Bid Loan, the Lender making such Loan to the Borrowers.

                      "BID NOTE" means a promissory note issued pursuant
                 to subsection 2.17D payable to the order of a Lender in substantially the form of Exhibit III annexed hereto.

                      "BOfA" means Bank of America National Trust and
                 Savings Association, a national banking association.

                      "BORROWER" means any one or more of the Company,
                 WCL or PNS.

                      "BORROWING" means a borrowing consisting of Loans
                 made on the same day, and may be a Bid Borrowing or a Committed Borrowing.

                      "BUSINESS DAY" means (i) for all purposes other
                 than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of California or is a day on which banking institutions located in either state are authorized by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with Eurodollar Rate Loans and LIBOR Bid Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the Eurodollar market.

                      "CAPITAL ADEQUACY REGULATION" means any guideline,
                 request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                      "CAPITAL LEASE", as applied to any Person, means
                 any lease of any property (whether real, personal or mixed) by that Person as a lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

                      "CASH" means money, currency or a credit balance
                 in a deposit account.

                      "CASH COLLATERAL ACCOUNT" has the meaning assigned
                 to that term in the penultimate paragraph of Section 7.

                      "CASH EQUIVALENTS" means (i) marketable direct
                 obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, either (a) having a rating of at least "A2" by Standard & Poor's Corporation or at least "P2" by Moody's Investors Service, Inc. or an equivalent long-term debt rating or
                 (b) supported by standby letters of credit issued by any Lender; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least "A2" by Standard & Poor's Corporation and at least "P2" by Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or by any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $200,000,000;
                 (v) repurchase agreements with any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $200,000,000, with any Lender or with any primary dealer or investment bank with its long-term debt rated at least "A-" by Standard & Poor's Corporation and at least "A3" by Moody's Investors Service, Inc. and having combined capital and surplus of not less than $200,000,000, in each case relating to marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States; provided, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy-Repurchase Agreements of Depository Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985; and (vi) money market mutual funds organized under the laws of the United States of America or any state thereof or the District of Columbia that invest primarily in any of the types of Cash Equivalents defined in clauses (i) through (v) of this definition; provided, that in each case any investment in such mutual funds by its terms requires, or permits the holder of such investment at its option to require, repayment, redemption or repurchase thereof on an overnight basis from the date of acquisition thereof.

                      "CO-AGENT" has the meaning assigned to such term
                 in the first paragraph of this Agreement.

                      "CLEAN-DOWN DEBT" means, as at any date of
                 determination, the sum of (i) the outstanding Loans,
                 (ii) that portion of the Letter of Credit Usage consisting of Unreimbursed drawings under Letters of Credit, and (iii) outstanding Indebtedness of the Borrowers permitted under subsection 6.1(x).

                      "CLEAN-DOWN PERIOD" has the meaning assigned to
                 such term in subsection 2.1A.

                      "CLOSING DATE" means the date on or before
                 October 15, 1993 that is the date under this Agreement on which the initial Loans are made and the conditions set forth in subsection 3.1 are satisfied or waived.

                      "COLLATERAL DOCUMENTS" means the Collateral
                 Documents (as such term is defined in the Existing Credit Agreement) outstanding immediately prior to the Closing Date.

                      "COMMERCIAL LETTERS OF CREDIT" means Letters of
                 Credit issued in favor of the Borrowers for the purpose of providing the principal payment mechanism in connection with the purchase of Inventory by the Borrowers in the ordinary course of business.

                      "COMMITMENT" of any Lender means such Lender's
                 Revolving Commitment and with respect to the Swing Line Lender, its Swing Line Commitment, and the
                 "Commitments" of any Lender means the total of all the Commitments of such Lender.

                      "COMMITTED BORROWING" means a Borrowing hereunder
                 consisting of Committed Loans made on the same day and, in the case of Eurodollar Rate Loans, having the same Interest Periods.

                      "COMMITTED LOAN" means a Revolving Loan made by a
                 Lender under subsection 2.1A, or a Swing Line Loan made by the Swing Line Lender under subsection 2.1B and may be a Eurodollar Rate Loan or a Base Rate Loan (each of which shall be a "TYPE" of Loan).

                      "COMPANY" means Mac Frugal's Bargains o Close-Outs
                 Inc.

                      "COMPETITIVE BID" means an offer by a Lender
                 to make a Bid Loan in accordance with subsection
                 2.2E(ii).

                      "COMPETITIVE BID REQUEST" has the meaning
                 assigned to such term in subsection 2.2E(i).

                     "COMPLIANCE CERTIFICATE" means a certificate
                 substantially in the form of Exhibit VI annexed hereto, delivered to the Lenders by the Borrowers pursuant to subsection 5.1(iii).

                      "CONSOLIDATED", when used with respect to any of
                 the terms defined herein, refers to such terms as reflected in a consolidation of the accounts of the Company and its Subsidiaries in conformity with GAAP (including giving effect to the elimination of all intercompany items in conformity with GAAP).

                      "CONSOLIDATED ADJUSTED CASH FLOW" means, for any
                 period, the sum of the amounts for such period of
                 (i) Consolidated Net Income, (ii) depreciation expense,
                 (iii) amortization expense with respect to all intangibles of the Company and its Subsidiaries (determined on a Consolidated basis in conformity with GAAP), (iv) Consolidated Interest Expense (net of interest income), (v) Consolidated Operating Lease Payments actually paid during such period,
                 (vi) increases in deferred income taxes, (vii) non-cash extraordinary losses and non-cash charges reducing Consolidated Net Income, minus the sum of (x) decreases in any deferred income taxes for such period,
                 (y) Consolidated Capital Expenditures for such period, and (z) non-cash extraordinary gains increasing Consolidated Net Income for such period.

                      "CONSOLIDATED ASSETS" means, as at any date of
                 determination, the total assets of the Company and the Subsidiaries on a Consolidated basis determined in conformity with GAAP.

                      "CONSOLIDATED CAPITAL EXPENDITURES" means, for any
                 period, the expenditures (excluding capitalized interest), whether paid in cash or accrued as a liability, including the portion of Capital Leases that is capitalized on the Consolidated balance sheet of the Company and its Subsidiaries (but excluding Capital Leases resulting from sale and leasebacks consummated within the same 12 month period in which the underlying property has been acquired), by the Company and its Subsidiaries during that period that are or should be included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the Consolidated cash flow statement of the Company and its Subsidiaries; provided, however, that expenditures of insurance or condemnation proceeds used to rebuild or replace destroyed or lost properties relating to such insurance or condemnation proceeds shall not be included as Consolidated Capital Expenditures.

                      "CONSOLIDATED CURRENT ASSETS" means, as at any
                 date of determination, the Current Assets of the Company and its Subsidiaries on a Consolidated basis determined in conformity with GAAP.

                      "CONSOLIDATED CURRENT LIABILITIES" means, as at
                 any date of determination, the current liabilities of the Company and its Subsidiaries on a Consolidated basis determined in conformity with GAAP.

                      "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means,
                 for any period, the ratio of (A) Consolidated Adjusted Cash Flow for such period to (B) Consolidated Fixed Charges for such period.

                      "CONSOLIDATED FIXED CHARGES" means, for any
                 period, the sum of (i) Consolidated Interest Expense (net of interest income) for such period, (ii) the aggregate regularly scheduled principal installments of all Consolidated Funded Debt paid or payable during such period, and (iii) Consolidated Operating Lease Payments paid or payable during such period.

                      "CONSOLIDATED FUNDED DEBT" means, as at any date
                 of determination, the sum of (i) the outstanding Bid Loans, (ii) the outstanding Revolving Loans, (iii) the outstanding Swing Line Loans, (iv) that portion of the Letter of Credit Usage consisting of unreimbursed drawings under Letters of Credit, (v) the portion of obligations with respect to Capital Leases which is properly classified as a liability on the Consolidated balance sheet of the Borrowers in conformity with GAAP,
                 (vi) Indebtedness of the Borrowers secured by real property determined on a Consolidated basis in conformity with GAAP and (vii) other Consolidated Long Term Indebtedness.

                      "CONSOLIDATED INTEREST EXPENSE" means, for any
                 period, total interest expense (including that portion attributable to Capital Leases in conformity with GAAP) of the Company and its Subsidiaries for such period on a Consolidated basis, including, without limitation, net costs under Interest Rate Agreements and fees payable to the Administrative Agent and the Lenders in connection with the Loans (including, without limitation, the commitment fees referred to in subsection 2.3A and the fees referred to subsection 2.3B, other than fees paid on or prior to the Closing
                 Date).

                      "CONSOLIDATED LIABILITIES" means, as at any date
                 of determination, the total liabilities of the Company and its Subsidiaries on a Consolidated basis determined in conformity with GAAP, including, without limitation,
                 (i) any balance sheet liability with respect to a Pension Plan recognized pursuant to Financial Accounting Standards Board Statements 87 or 88 and
                 (ii) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability may be set forth in a notice of withdrawal liability under Section 4219 (and as adjusted from time to time subsequent to the date of such notice).

                      "CONSOLIDATED LONG TERM INDEBTEDNESS" means, at
                 any date of determination, (i) all Indebtedness maturing one year or more from the date of creation thereof, (ii) all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of creation thereof and (iii) all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more even though such Indebtedness might otherwise conform to the definition of Consolidated Current Liabilities.

                      "CONSOLIDATED NET INCOME" means, for any period,
                 the net income (or loss) of the Company and its Subsidiaries on a Consolidated basis determined in conformity with GAAP for such period taken as a single accounting period; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period,
                 (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, and
                 (iii) the income of any Subsidiary (other than PNS and WCL) of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

                      "CONSOLIDATED OPERATING LEASE PAYMENTS" means, for
                 any period, all rental payments and other amounts due under all Operating Leases of the Company and its Subsidiaries during such period.

                      "CONSOLIDATED TANGIBLE ASSETS" means, at any date
                 of determination, (i) Consolidated Assets minus
                 (ii) goodwill, patents, trademarks and other intellectual property, organizational expense, deferred research and development costs, deferred marketing expenses and other intangible assets of the Company and its Subsidiaries (determined on a Consolidated basis in conformity with GAAP) for the period commencing on the Closing Date and ending on the date of such determination.

                      "CONSOLIDATED TANGIBLE NET WORTH" means, at any
                 date of determination, the excess of Consolidated Tangible Assets over Consolidated Liabilities.

                      "CONTINGENT OBLIGATION", as applied to any Person,
                 means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet item, level of income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported.

                      "CONTRACTUAL OBLIGATION", as applied to any
                 Person, means any provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                      "CONVERSION" and "CONVERT" and "CONVERTED" each
                 refers to a conversion of Eurodollar Rate Loans into Base Rate Loans, or vice versa, in accordance with the terms of this Agreement.

                      "CURRENT ASSETS" as applied to any Person, means,
                 at any date of determination, the total assets of such Person that may be properly classified as current assets in conformity with GAAP.

                      "DOLLARS" or the sign "$" means the lawful money
                 of the United States of America.

                      "DOMESTIC LENDING OFFICE" means, with respect to
                 any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule A hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

                      "ELIGIBLE ASSIGNEE" means (i) a commercial bank
                 organized under the laws of the United States, or any State thereof and having a combined capital and surplus of at least $500,000,000; (ii) a commercial bank organized under the laws of any other country, or a political subdivision thereof, and having a combined capital and surplus of at least $500,000,000 provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the OECD or a political subdivision of such country; and (iii) any Affiliate of a Lender, in each case that is reasonably acceptable to the Administrative Agent; provided, however, that no Affiliate of any Loan Party shall be an Eligible Assignee.

                      "EMPLOYEE BENEFIT PLAN" means any Pension Plan,
                 any employee welfare benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of the Borrowers or any ERISA Affiliate of the Borrowers.

                      "ENVIRONMENTAL LIABILITIES AND COSTS" means all
                 liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest, incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Hazardous Materials Law, permit, law, rule, regulation, order or agreement with a governmental authority or other Person, arising from environmental, health or safety conditions related to, or the Release or threatened Release by reason of, the past, present or future operations of the Company or any of its Subsidiaries.

                      "ENVIRONMENTAL LIEN" means any Lien in favor of
                 any Governmental Authority for Environmental
                 Liabilities and Costs.

                      "ERISA" means the Employee Retirement Income
                 Security Act of 1974, as amended from time to time, and any successor statute.

                      "ERISA AFFILIATE", as applied to any Person, means
                 (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of
                 Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause
                 (i) above or any trade or business described in clause
                 (ii) above is a member.

                      "EURODOLLAR LENDING OFFICE" means, with respect to
                 any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule A hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

                      "EURODOLLAR RATE LOAN" means a Committed Loan
                 which bears interest as provided in subsection 2.7B.

                      "EVENT OF DEFAULT" means each of the events set
                 forth in Section 7.

                      "EXCHANGE ACT" means the Securities Exchange Act
                 of 1934, as amended from time to time, and any successor statute.

                      "EXISTING CREDIT AGREEMENT" has the meaning
                 assigned to such term in the Preliminary Statements to this Agreement.

                      "EXISTING LENDERS" has the meaning assigned to
                 such term in the Preliminary Statements to this Agreement.

                      "EXISTING LETTERS OF CREDIT" has the meaning
                 assigned to such term in subsection 2.22.

                      "EXISTING LOANS" has the meaning assigned to such
                 term in subsection 2.22.

                      "FEDERAL FUNDS RATE" means, for any period, the
                 rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "COMPOSITE 3:30 P.M. QUOTATION") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day be each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                      "FEDERAL RESERVE BOARD" means the Board of
                 Governors of the Federal Reserve System.

                      "FISCAL QUARTER END" means for any fiscal quarter
                 in a Fiscal Year of the Borrowers, the last day of such fiscal quarter which shall be determined in accordance with GAAP applied on a consistent basis.

                      "FISCAL YEAR" means the fiscal year of the
                 Borrowers, which shall be the 52 or 53 week period ending on the Sunday closest to January 31 in each year or such other period as the Borrowers may designate and the Requisite Lenders may approve in writing, such approval not to be unreasonably withheld and, if such approval is withheld, with notice to the Borrowers specifying the basis therefor.

                      "FUNDING DATE" means the date of the funding of a
                 Loan.

                      "GAAP" means generally accepted accounting
                 principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                      "GOVERNMENTAL AUTHORITY" means any nation or
                 government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                      "HAZARDOUS MATERIALS" means (i) any chemical,
                 material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or promulgated pursuant thereto, including, without limitation, Hazardous Materials Laws, (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials,
                 (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material or substance, exposure to which may or could pose a hazard to the health and safety of the owners or occupants of or any Persons surrounding any of the properties of the Company or any of its Subsidiaries.

                      "HAZARDOUS MATERIALS LAWS" means all statutes,
                 ordinances, orders, rules, regulations, plans or decrees and the like relating to health or welfare or protection of the environment, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous
                 Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act
                 (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
                 Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and the Emergency Planning and Community Right-to-Know Act (42
                 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                      "INDEBTEDNESS", as applied to any Person, means
                 (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof or evidenced by a note or similar written instrument, and (v) all similar indebtedness secured by any Lien existing on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

                      "INTEREST PAYMENT DATE" means, with respect to any
                 Eurodollar Rate Loan, or Bid Loan, the last day of each

                 Interest Period applicable to such Loan and, with respect to Base Rate Loans, the last Business Day of each fiscal quarter, provided, however, that (a) if any Interest Period for a Eurodollar Rate Loan or Bid Loan exceeds three months, the date which falls three months after the beginning of such Interest Period shall also be an "Interest Payment Date" and (b) in respect of any Bid Loan, such intervening days prior to the maturity thereof as may be agreed between the Borrowers and the applicable Bid Loan Lender shall also be "Interest Payment Dates".

                      "INTEREST PERIOD" means, (a) with respect to each
                 Eurodollar Rate Loan comprising part of the same Borrowing, the period commencing on the Funding Date of such Eurodollar Rate Loan or the date of the Conversion of any Base Rate Loan into such a Eurodollar Rate Loan and ending on the last day of the period selected by the Borrowers pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrowers pursuant to the provisions below and
                 (b) with respect to any Bid Loan, a period commencing on the Funding Date of such Bid Loan and ending on the last day of the period selected by the Borrowers pursuant to the provisions below. The duration of each such Interest Period with respect to a Eurodollar Rate Loan shall be one, two, three or six months (if available), as the Borrowers may, upon notice received by the Administrative Agent not later than 9:00 A.M. (San Francisco time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (i) no Interest Period with respect to any
                      Bid Loan shall exceed 183 days in the case of an Absolute Rate Bid Loan and six months in the case of a LIBOR Bid Loan;

                           (ii) whenever the last day of any Interest
                      Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                           (iii) there shall be no more than fifteen
                      Interest Periods outstanding at any one time; and

                           (iv) no Interest Period shall extend beyond
                      the Revolver Maturity Date.

                      "INTEREST RATE AGREEMENT" means any interest rate
                 swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement, evidenced by an International Swap Dealers Association form agreement, designed to protect the Borrowers against fluctuations in interest rates; provided that the counterparty to any such agreement shall be a Lender or an Affiliate of a Lender.

                      "INTERNAL REVENUE CODE" means the Internal Revenue
                 Code of 1986, as amended from time to time, and any successor statute.

                      "INVENTORY" means all of the Borrowers' now owned
                 and hereafter acquired goods, merchandise and other personal property (including freight and handling costs capitalized under GAAP), wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in a person's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                      "INVESTMENT", as applied to any Person, means any
                 direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees or consultants for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person which are not Current Assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment (for purposes of the Dollar limitations set forth in subsection 6.3) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                      "INVITATION FOR COMPETITIVE BIDS" means a
                 solicitation for Competitive Bids and has the meaning specified in subsection 2.2E(ii).

                      "ISSUING BANK" means, with respect to a Letter of
                 Credit, the Lender selected by the applicable Borrower to issue such Letter of Credit under this Agreement.

                      "LENDERS" means the Lenders listed on the
                 signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to subsection 10.8.

                      "LETTER OF CREDIT" means any Commercial Letter of
                 Credit or Standby Letter of Credit which is hereafter issued pursuant to this Agreement at the request of and for the account of the Borrowers by an Issuing Bank.

                      "LETTER OF CREDIT USAGE" means, as at any date of
                 determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then issued and outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by the Borrowers.

                      "LEVERAGE RATIO" means, at any date of
                 determination, the ratio of (A) Consolidated
                 Liabilities to (B) Consolidated Tangible Assets.

                      "LIBOR" means the rate of interest per annum
                 determined by the Administrative Agent to be the arithmetic mean (if such percentage is not a multiple of 1/100th of one percent, rounded upward to the nearest 1/100th of one percent) of the rates of interest per annum notified to the Administrative Agent by each Reference Bank as the rate of interest (rounded upward to the nearest 1/100th of one-percent) at which dollar deposits in an amount approximately equal to the aggregate amount of LIBOR Bid Loans requested to be borrowed, and having a maturity equal to such Interest Period are offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period. If one of the Reference Banks shall be unable or shall otherwise fail to notify the Administrative Agent of such a rate, LIBOR shall be determined on the basis of the rates as notified by the remaining Reference Banks.

                      "LIBOR AUCTION" means a solicitation of
                 Competitive Bids setting forth a LIBOR Bid Margin pursuant to subsection 2.2E.

                      "LIBOR BID LOAN" means any Bid Loan that
                 bears interest at a rate determined with reference to LIBOR.

                      "LIBOR BID MARGIN" has the meaning specified
                 in subsection 2.2E(iii)(b)(III).

                      "LIEN" means any lien, mortgage, pledge, security
                 interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                      "LOAN" or "LOANS" means one or more of the Loans
                 made by the Lenders pursuant to subsection 2.1 and may be a Committed Loan or a Bid Loan.

                      "LOAN DOCUMENTS" means this Agreement and the Bid
                 Notes.

                      "LOAN PARTIES" means the Borrowers.

                      "MARGIN STOCK" has the meaning assigned to that
                 term in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                      "MATERIAL ADVERSE EFFECT" means (i) a material
                 adverse effect upon the business, operations, properties, assets, business prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the material impairment of the ability of any Loan Party to perform or of the Lenders to enforce the Obligations.

                      "MULTIEMPLOYER PLAN" means a "multiemployer plan"
                 as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Borrowers or any ERISA Affiliate of the Borrowers.

                      "NET CASH PROCEEDS" means, in the case of any
                 Asset Sale, cash payments received (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) by any Loan Party from any Asset Sale (other than liabilities assumed directly or indirectly by the buyer) less (i) the amount of actual liabilities for taxes (net of any amount of tax benefits) reasonably anticipated by the Borrowers to be attributable to such sale or other disposition, (ii) the amount of any reserves against any liabilities associated with such sale required to be retained by any Loan Party after such sale or other disposition in conformity with GAAP (but only for the period required to be retained as a reserve), (iii) the amount of Indebtedness secured solely by the assets sold required to be repaid under the terms thereof in connection with such Asset Sale and (iv) the amount of fees and commissions payable to persons other than any Loan Party or any Affiliate of any Loan Party, and other costs and expenses related to such sale or other disposition that are to be paid in cash, in each case only to the extent customarily borne by a seller in an arm's-length transaction or reasonable in light of the applicable circumstances.

                      "NEW ORLEANS DISTRIBUTION CENTER" means WCL's
                 interest in the real property and improvements thereon located at 3501 Jourdan Road, New Orleans, Louisiana.

                      "NOTICE OF BORROWING" means a notice substantially
                 in the form of EXHIBIT I annexed hereto with respect to a proposed Borrowing.

                      "NOTICE OF CONVERSION/CONTINUATION" means a notice
                 substantially in the form of EXHIBIT II annexed hereto delivered by the Borrowers to the Administrative Agent pursuant to subsection 2.9.

                      "OBLIGATIONS" means all loans, advances, debts,
                 reimbursement obligations, liabilities, obligations, covenants and duties owing by any Loan Party to any Lender, the Administrative Agent, the Issuing Bank, any Affiliate of any Lender or the Administrative Agent, or Person entitled to indemnification pursuant to subsection 10.6 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, and arising under this Agreement, under any other Loan Document or under any Interest Rate Agreements (other than interest rate cap agreements), whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, foreign exchange or interest rate swap transactions or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any Loan Party under this Agreement, any other Loan Document or any Interest Rate Agreements (other than interest rate cap agreements).

                      "OECD" means the Organization for Economic
                 Cooperation and Development.

                      "OFFICERS' CERTIFICATE" means a certificate
                 executed on behalf of any Loan Party, by its President, its Chief Executive Officer, any Executive Vice
                 President or any Senior Vice President and by its Chief Financial Officer, or its Treasurer or Controller, in each case acting in such capacity.

                      "OPERATING LEASE" means, as applied to any Person,
                 any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                      "PBGC" means the Pension Benefit Guaranty Corporation
                 (or any successor thereto).

                      "PENSION PLAN" means any employee plan which is
                 subject to Section 412 of the Internal Revenue Code and which is maintained for employees of the Borrowers or any ERISA Affiliate of the Borrowers, other than a Multiemployer Plan.

                      "PERMITTED LIENS" means

                      (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by the covenant on payment of taxes;

                      (ii) Statutory Liens of landlords and Liens of
                 carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

                      (iii) Liens (other than any Lien imposed by ERISA)
                 incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                      (iv) Any attachment or judgment Lien, unless the
                 judgment it secures (a) shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay or (b) shall be in effect and a period of 10 days or less remains prior to any proposed sale thereunder; and

                      (v)  Easements, rights of way, servitudes or
                 zoning or building restrictions and other minor encumbrances on real property which do not in the aggregate materially interfere with or impair the operation of such property for the purposes for which it is or may reasonably be expected to be used.

                      "PERSON" means and includes natural persons,
                 corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                      "PNS" means PNS Stores, Inc., a California
                 corporation and a wholly owned Subsidiary of the Company.

                      "POTENTIAL EVENT OF DEFAULT" means a condition or
                 event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or waived within any applicable grace or cure period.

                      "PRO RATA SHARE" means, with respect to any of the
                 Commitments of each Lender (other than the Swing Line Commitment of the Swing Line Lender), or, if such Commitment has terminated, the Loans or participations held by such Lender with respect to such Commitment, the percentage designated as such Lender's Pro Rata Share under the name of such Lender on the applicable signature page of this Agreement with respect to such Commitment, in each case as such percentage may be adjusted as a result of assignments permitted under subsection 10.8 and evidenced as provided in subsection 2.17.

                      "REFERENCE BANKS" means BofA and Continental Bank N.A.

                      "REFUNDED SWING LINE LOANS" has the meaning
                 specified in subsection 2.1B.

                      "REGISTER" has the meaning specified in subsection
                 10.8.

                      "RELEASE" means any release, spill, emission,
                 leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials) or into or out of any property owned, used or operated by the Company or any of its Subsidiaries, including the movement of any Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                       "REMEDIAL ACTION" means all actions required to
                 (i) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                      "REQUISITE LENDERS" means Persons holding at any
                 time more than sixty-six and two-thirds percent
                 (66-2/3%) of the sum of the aggregate Commitments or, in the event that the Commitments have terminated, the Total Utilization of Revolving Commitments.

                      "RESPONSIBLE OFFICER" means any of the Chief
                 Executive Officer, any Senior Vice President, any Executive Vice President, the Chief Financial Officer or the Controller.

                      "RESTRICTED JUNIOR PAYMENT" means (i) any dividend
                 or other distribution, direct or indirect, on account of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any repurchase, redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness owed to shareholders of the Company or any of its Subsidiaries, and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding.

                      "REVOLVER MATURITY DATE" means the earlier of
                 (i) October 5, 1996 (or such other date as the Lenders may consent to pursuant to subsection 2.21), or if such date is not a Business Day, the Business Day next succeeding such date, and (ii) the date upon which the Revolving Commitments terminate in accordance with subsection 2.4 or any other provision contained in this Agreement.

                      "REVOLVING COMMITMENT" means the commitment or
                 commitments of a Lender or the Lenders to make
                 Revolving Loans as set forth in subsection 2.1A. The amount of the original Commitment of each Lender is set forth on the applicable signature page of this Agreement.

                      "REVOLVING LOAN" means a Loan made by a Lender to
                 the Borrowers pursuant to subsection 2.1A, which Loan may be a Base Rate Loan or a Eurodollar Rate Loan.

                      "SEC" means the Securities and Exchange
                 Commission, and any successor thereto.

                      "SECURITIES ACT" means the Securities Act of 1933
                 as amended from time to time, and any successor statute.

                      "SPECIFIED TRADEMARKS" means the trademarks of the
                 Borrowers identified on Schedule K, as such Schedule K may be amended from time to time.

                      "STANDBY LETTERS OF CREDIT" means any Letter of
                 Credit which is not a Commercial Letter of Credit.

                      "SUBSIDIARY", with respect to any Person, means
                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                      "SWING LINE COMMITMENT" means the commitment of
                 the Swing Line Lender to make Swing Line Loans as set forth in subsection 2.1B.

                      "SWING LINE LENDER" means BofA, or any successor
                 Swing Line Lender appointed in accordance with subsection 2.1B.

                      "SWING LINE LOAN" means a Loan made by the Swing
                 Line Lender to the Borrowers pursuant to subsection 2.1B, which Swing Line Loan shall be a Base Rate Loan.

                      "TERMINATION EVENT" means (i) a "Reportable Event"
                 described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of any Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
                 (iii) the distribution of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC to terminate, or to appoint a trustee to administer, a Pension Plan or (v) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the complete or partial withdrawal from a Multiemployer Plan by any Borrower or any ERISA Affiliate that results in liability under
                 Section 4201 of ERISA or the receipt by any Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
                 Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, or (vii) the imposition of a lien pursuant to
                 Section 412(n) of the Internal Revenue Code.

                      "TOTAL UTILIZATION OF REVOLVING COMMITMENTS"
                 means, as at any date of determination, the sum of
                 (i) the aggregate principal amount of Revolving Loans outstanding plus (ii) the aggregate principal amount of Swing Line Loans outstanding plus (iii) the aggregate principal amount of Bid Loans outstanding plus (iv) the Letter of Credit Usage.

                      "TYPE" has the meaning specified in the definition
                 of "Committed Loans".

                      "WCL" means West Coast Liquidators, Inc., a
                 California corporation and a wholly owned Subsidiary of the Company.

                        1.2  COMPUTATION OF TIME PERIODS

                      In this Agreement, in the computation of periods
            of time from a specified date to a later specified date, unless otherwise specifically provided, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                      1.3  ACCOUNTING TERMS

                      All accounting terms not specifically defined
            herein shall be construed in accordance with GAAP.

                       1.4  OTHER DEFINITIONAL PROVISIONS

                      References to "Sections" and "subsections" shall
            be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.


                 SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS AND LOANS

                      2.1  LOANS

                      A. REVOLVING COMMITMENTS. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans to the Borrowers from time to time on any Business Day during the period from the date hereof until the Revolver Maturity Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof, or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent, as such amount may be reduced pursuant to subsection 2.4 or any other provision contained in this Agreement (such Lender's "Revolving Commitment"). The aggregate original amount of the Revolving Commitments is $150,000,000. Each Borrowing shall be in an aggregate amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, except in the case of Borrowings made to repay Swing Line Loans pursuant to subsection 2.1B. Each Committed Borrowing of Revolving Loans shall be made by the Lenders proportionately to their Pro Rata Shares of the Revolving Commitments. Within the limits of each Lender's Revolving Commitments, the Borrowers may from time to time, borrow under this subsection 2.1A, repay and reborrow under this subsection 2.1A. The Lenders' Revolving Commitments shall expire on the Revolver Maturity Date.

                      Notwithstanding the foregoing provisions of this
            subsection 2.1A, (i) at no time shall the Total Utilization of Revolving Commitments exceed the aggregate Revolving Commitments then in effect, and (ii) for 45 consecutive days during each twelve consecutive month period (a "Clean-Down Period") set forth below, the aggregate principal amount of Clean-Down Debt shall not exceed the correlative amounts indicated below:

                      12-month Period Ending          Amount
                      September 30, 1994             $60,000,000
                      September 30, 1995              55,000,000
                      September 30, 1996              50,000,000

            ; provided, that if the sale of the New Orleans Distribution Center has been consummated during any of the aforementioned 12-month periods, on and from the date of consummation of such sale, for each subsequent Clean-Down Period, the aggregate principal amount of Clean-Down Debt shall not exceed the correlative amounts indicated below:

                      12-month Period Ending          Amount
                      September 30, 1994             $35,000,000
                      September 30, 1995              30,000,000
                      September 30, 1996              25,000,000

                      B. SWING LINE COMMITMENT. The Swing Line Lender severally agrees, on the terms and conditions hereinafter set forth, to make Swing Line Loans to the Borrowers from time to time on any Business Day during the period from the date hereof until the Revolver Maturity Date in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "Swing Line Commitment"). Each Borrowing shall be in an aggregate amount not less than $100,000 or an integral multiple of $25,000 in excess thereof. Within the limits of the Swing Line Commitment, the Borrowers may, from time to time, borrow under this subsection 2.1B, repay and reborrow under this subsection 2.1B. The Swing Line Commitment shall expire on the Revolver Maturity Date.

                      Notwithstanding the foregoing provisions of this
            subsection 2.1B, (i) at no time shall the aggregate principal amount of Swing Line Loans outstanding exceed the Swing Line Commitment and (ii) at no time shall the Total Utilization of Revolving Commitments exceed the aggregate Revolving Commitments then in effect.

                      The Swing Line Lender, in its sole and absolute
            discretion may, on and after the fifth Business Day after the making of a Swing Line Loan which has not been voluntarily prepaid by the Borrowers pursuant to subsection 2.6A, on one Business Day's notice to the Administrative Agent and the Borrowers, so long as amounts are available to be borrowed under the Revolving Commitments, require each Lender, including the Swing Line Lender, and each Lender hereby agrees, subject to this subsection 2.1B, to make a Revolving Loan in an amount equal to such Lender's Pro Rata Share of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date notice is given which the Swing Line Lender requests the Lenders to prepay; provided that the obligation of each Lender to make any such Revolving Loan is unconditional so long as one of the following is true and applicable: (i) the Swing Line Lender believed in good faith that all conditions under Section 3 to the making of the Swing Line Loan were satisfied at the time such Swing Line Loan was made, or (ii) such Lender had actual knowledge, by receipt of the statements required pursuant to subsection 5.1 or otherwise, that any such condition had not been satisfied and failed to notify the Administrative Agent and the Swing Line Lender in writing that it had no obligation to make Revolving Loans until such condition was satisfied (which notice shall be effective as of the date of receipt by the Administrative Agent and the Swing Line Lender), or (iii) the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Swing Line Loan was made. In the case of Revolving Loans made by Lenders other than the Swing Line Lender under the immediately preceding sentence, each such Lender shall, before 10:00 A.M. (San Francisco time) on the Business Day next succeeding the date such notice is given, make available for the account of its Applicable Lending Office to the Administrative Agent the amount of its Revolving Loan by depositing same day funds with the Administrative Agent. The proceeds of such Revolving Loans shall be immediately delivered to the Swing Line Lender (and not to the Borrowers) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender and such portion of the Swing Line Loan deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall only be outstanding as a Revolving Loan. The Borrowers authorize the Swing Line Lender to charge the Borrowers' accounts with the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of such Refunded Swing Line Loans to the extent that amounts received from the Lenders, including amounts deemed to be received from the Swing Line Lender, are not sufficient to repay in full such Refunded Swing Line Loans, and the Swing Line Lender agrees to give notice to the Borrowers of any such charge concurrently with the making of such charge. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Borrowers from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders that have made Refunded Swing Line Loans in the manner contemplated by subsection 2.13. Subject to the proviso contained in the first sentence of this paragraph, each Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or anyone else for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default or Potential Event of Default; (iii) the occurrence of any Material Adverse Effect; (iv) any breach of this Agreement by any of the Borrowers or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. A copy of each notice given by the Swing Line Lender to the Administrative Agent pursuant to this paragraph shall promptly be delivered by the Administrative Agent to the Borrowers and the Lenders.

                      Notwithstanding anything herein to the contrary,
            the Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected after the occurrence and during the continuation of a Potential Event of Default or Event of Default not to make Swing Line Loans and has notified the Borrowers in writing or by telephone of such election. The Swing Line Lender shall promptly give notice to the Administrative Agent of such election not to make Swing Line Loans.

                      The Swing Line Lender may resign, effective as set
            forth below, at any time by giving written notice thereof to the Administrative Agent and the Borrowers. Upon any such resignation, Requisite Lenders shall have the right to appoint one of the Lenders as successor Swing Line Lender. If no successor Swing Line Lender shall have been so appointed by Requisite Lenders, and shall have accepted such appointment within 30 days after the retiring Swing Line Lender's giving of notice of resignation, then the retiring Swing Line Lender may appoint a successor Swing Line Lender from among the Lenders. Upon the acceptance of any appointment as Swing Line Lender hereunder by a successor Swing Line Lender, the resignation of the retiring Swing Line Lender shall become effective and such successor Swing Line Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Swing Line Lender, and the retiring Swing Line Lender shall be discharged from its duties and obligations as Swing Line Lender under this Agreement.

                      C. BID BORROWINGS. In addition to Committed Borrowings pursuant to subsections 2.1A and 2.1B, each Lender severally agrees that the Borrowers may, as set forth in subsection 2.2E, from time to time request the Lenders prior to the Revolver Maturity Date to submit offers to make Bid Loans to the Borrowers; provided, however, that the Lenders may, but shall have no obligation to, submit such offers and the Borrowers may, but shall have no obligation to, accept any such offers; and provided, further, that (i) at no time shall the Total Utilization of Revolving Commitments exceed the aggregate Revolving Commitments; and
            (ii) at no time shall the outstanding aggregate principal amount of all Bid Loans made by all Lenders exceed the lesser of (a) 50% of the aggregate Revolving Commitments and
            (b) $75,000,000.

                      2.2  MAKING THE LOAN

                      A. PROCEDURE FOR COMMITTED BORROWING. Each Committed Borrowing shall be made on notice, given, in the case of Base Rate Loans, not later than 9:00 A.M. (San Francisco time) on the Business Day prior to the date of such proposed Borrowing, in the case of Swing Line Loans, not later than 11:00 A.M. (San Francisco time) on the date of the proposed Borrowing and in the case of Eurodollar Rate Loans, not later than 9:00 A.M. (San Francisco time) on the third Business Day prior to the date of the proposed Borrowing, by the Borrowers to the Administrative Agent, which shall give to the Swing Line Lender or each Lender, as the case may be, prompt notice thereof by telecopy, telex or cable. Each such notice of a Committed Borrowing (a "Notice of Borrowing") shall be by telecopy, telex or cable, confirmed immediately in writing, in substantially the form of EXHIBIT I hereto, specifying therein (i) whether such Borrowing is to consist of a Swing Line Loan or Revolving Loans, (ii) the requested Funding Date (which shall be a Business Day), (iii) whether such Committed Borrowing is to consist of Base Rate Loans or Eurodollar Rate Loans, (iv) in the case of Eurodollar Rate Loans, the requested Interest Period therefor, (v) the requested aggregate amount of such Committed Borrowing, (vi) the Borrower that is to receive the proceeds of such Borrowing and (vii) the amount of proceeds to be received by each such Borrower. In addition, a Notice of Borrowing shall certify that the amount of the proposed Borrowing, when added to the Total Utilization of Revolving Loan Commitments immediately prior to such Borrowing, will not exceed the aggregate Revolving Commitments then in effect. Each Lender shall, before

            10:00 A.M. (San Francisco time) on the date of such Committed Borrowing of Revolving Loans, make available for the account of its Applicable Lending Office to the Administrative Agent, such Lender's Pro Rata Share (with respect to the applicable Commitment) of such Borrowing by depositing same day funds in the Administrative Agent's Account No. 12332-15414 re: Mac Frugal's Bargains o Close-Outs Inc. Attention: Global Agency #5596, maintained at Bank of America National Trust and Savings Association, ABA No. 1210-0035-8 or in such other account as the Administrative Agent may from time to time specify in writing to the Lenders. The Swing Line Lender shall, before 2:00 P.M. (San Francisco time) on the date of such Borrowing of Swing Line Loans, make available to the Administrative Agent, the amount of such Borrowing by depositing same day funds with the Administrative Agent as described in the immediately preceding sentence. Upon fulfillment of the applicable conditions set forth in Section 3, the Administrative Agent will make the proceeds of the Loans received by it available to the Borrowers, that, in accordance with the related Notice of Borrowing, are to receive such proceeds, by crediting such Borrowers' accounts maintained at such office of the Administrative Agent or any other account of any Borrower with the Administrative Agent as such Borrower shall advise the Administrative Agent in writing.

                      With respect to any Committed Borrowing, in lieu
            of delivering the above described Notice of Borrowing, Authorized Persons, on behalf of the Borrowers, may give the Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.2; provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Administrative Agent. The Administrative Agent shall incur no liability to the Borrowers in acting upon any telephonic notice referred to above (or with respect to any other Borrowing hereunder) which the Administrative Agent believes in good faith to have been given by an Authorized Person or Authorized Persons of the Borrowers or for otherwise acting in good faith under this subsection 2.2 and in making any Loans in accordance with this Agreement pursuant to any telephonic notice.

                      B.   NOTICE OF BORROWING.  Each Notice of
            Borrowing shall be irrevocable and binding on the Borrowers. The Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by the Borrowers to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Section 3 (other than conditions that have been waived by the Lenders in accordance with subsection 10.1), including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as a part of such Borrowing when such Loan, as a result of such failure, is not made on such date.

                      C.   PAYMENTS BY LENDERS.  Unless the
            Administrative Agent shall have received notice from a Lender (i) prior to the date of any such Borrowing (including without limitation Borrowings made pursuant to subsection 2.1B) that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share (with respect to the applicable Commitment) of such Borrowing or
            (ii) prior to the date of the issuance of any Letter of Credit that such Lender will not purchase a participation in such Letter of Credit, in each case because of an existence of an Event of Default or a Potential Event of Default, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Borrowing in accordance with subsection 2.2A (or otherwise in accordance with subsection 2.1B) or that such Lender will purchase a participation in such Letter of Credit in accordance with subsection 2.16, as the case may be, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers (or in the case of a Revolving Loan made pursuant to subsection 2.1B, to the Swing Line Lender) on such date a corresponding amount and the Issuing Bank may, in reliance upon such assumption, issue the Letter of Credit, as the case may be. If and to the extent that a Lender not providing such notice shall not have so made its Pro Rata Share (with respect to the applicable Commitment) available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers or the Swing Line Lender (as the case may be) until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The Borrowers reserve all of their rights against any defaulting Lender.

                      D. SEVERAL OBLIGATIONS OF LENDERS. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                       E.   PROCEDURE FOR BID BORROWINGS.

                      (i)  When the Borrowers wish to request the
            Lenders to submit offers to make Bid Loans hereunder, they shall transmit to the Administrative Agent by telephone call followed promptly by written transmission a notice in substantially the form of EXHIBIT IV (a "Competitive Bid Request") so as to be received no later than 9:00 A.M. (San Francisco time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or
            (y) one Business Day prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                           (a)  the Funding Date for such
                   Borrowing, which shall be a Business Day;

                           (b)  the aggregate amount of such
                 Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

                           (c)  whether the Competitive Bids
                 requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans;

                           (d)  the duration of the Interest Period
                 applicable thereto, subject to the provisions of the definition of "Interest Period;" and

                           (e)  the Borrower that is to receive the
                 proceeds of such Borrowing.

            Subject to subsection 2.2E(iii), the Borrowers may not request Competitive Bids more than twice in any period of five consecutive Business Days.

                      (ii) Upon receipt of a Competitive Bid Request and a bid fee of $400 in respect thereof, the Administrative Agent will promptly send to the Lenders by telex or facsimile transmission an invitation by the Borrowers to each Lender to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this subsection 2.2E (an "Invitation for Competitive Bids").

                      (iii)(a)  Each Lender may at its discretion
                 submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any

                 Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.2E(iii) and must be submitted to the Administrative Agent by telex or facsimile transmission at the Administrative Agent's office specified in the Invitation for Competitive Bids not later than (1) 7:30 A.M. (San Francisco time) three Business Days prior to the proposed Funding Date, in the case of a LIBOR Auction or
                 (2) 7:30 A.M. (San Francisco time) on the proposed Funding Date, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by BofA (or any Affiliate of BofA) in the capacity of a Lender may be submitted, and may only be submitted, if BofA or such Affiliate notifies the Borrowers of the terms of the offer or offers contained therein not later than (A) 7:15 A.M. (San Francisco time) three Business Days prior to the proposed Funding Date, in the case of a LIBOR Auction or (B) 7:15 A.M. (San Francisco time) on the proposed Funding Date, in the case of an Absolute Rate Auction.

                           (b)  Each Competitive Bid shall be in
                 substantially the form of EXHIBIT V, specifying therein:

                                (I)  the proposed Funding Date;

                                     (II)  the principal amount of each
                      Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Revolving Commitment of the quoting Lender,
                      (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                                     (III)  in case the Borrowers elect
                      a LIBOR Auction, the margin above or below
                      LIBOR (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/100th of 1%) to be added to or subtracted from the applicable
                      LIBOR and the Interest Period applicable thereto;

                                     (IV)  in case the Borrowers elect
                      an Absolute Rate Auction, the rate of
                      interest per annum (rounded upward to the nearest 1/100th of 1%) (the "Absolute Rate") offered for each such Bid Loan;

                                     (V)  the identity of the quoting
                      Lender; and

                                     (VI)  any Interest Payment Dates
                      other than the last day of the Interest
                      Period applicable thereto.

                 A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related
                 Invitation for Competitive Bids.

                           (c)  Any Competitive Bid shall be
                 disregarded if it:

                                     (I)  is not substantially in
                      conformity with EXHIBIT V or does not specify all of the information required by subsection
                      (iii)(b) of this subsection;

                                     (II)  contains qualifying,
                      conditional or similar language;

                                     (III)  proposes terms other than or
                      in addition to those set forth in the
                      applicable Invitation for Competitive Bids;
                      or

                                     (IV)  arrives after the time set
                      forth in subsection (iii)(a).

                      (iv)  Promptly on receipt and not later than
            8:00 A.M. (San Francisco time) three Business Days prior to the proposed Funding Date in the case of a LIBOR Auction, or 8:00 A.M. (San Francisco time) on the proposed Funding Date, in the case of an Absolute Rate Auction, the Administrative Agent will notify the Borrowers of the terms (a) of any Competitive Bid submitted by a Lender that is in accordance with subsection 2.2E(iii), and (b) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.2E(iii). The Administrative Agent's notice to the Borrowers shall specify (1) the aggre-gate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of subsection 3.2 hereof and the provisions of this subsection (iv), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Borrowers.

                      (v) Not later than 8:45 A.M. (San Francisco time) three Business Days prior to the proposed Funding Date, in the case of a LIBOR Auction, or 8:45 A.M. (San Francisco time) on the proposed Funding Date, in the case of an Absolute Rate Auction, the Borrowers shall notify the Administrative Agent of their acceptance or non-acceptance of the offers so notified to them pursuant to subsection 2.2E(iv). The Borrowers shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Borrowers may accept any Competitive Bid in whole or in part; provided that:

                           (a)  the aggregate principal amount of
                 each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid
                 Request;

                           (b)  the principal amount of each Bid
                 Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

                           (c)  acceptance of offers may only be
                 made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                           (d)  the Borrowers may not accept any
                 offer that is described in subsection 2.2E(iii)(c) or that otherwise fails to comply with the requirements of this Agreement.

                      (vi) If offers are made by two or more Lenders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

                      (vii) (a) The Administrative Agent will promptly by no later than 9:15 A.M. notify each Lender having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the Funding Date.

                           (b)  Each Lender, which has received
                 notice pursuant to subsection 2.2E(vii)(a) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Borrowers at the Administrative Agent's payment office, by 12:00 Noon (San Francisco time) in the case of Absolute Rate Bid Loans, and by 12:00 Noon (San Francisco time) in the case of LIBOR Bid Loans, on such Funding Date, in funds immediately available to the Administrative Agent for the account of the Borrowers at the Administrative Agent's payment office.

                           (c)  Promptly following each Bid
                 Borrowing, the Administrative Agent shall notify each Lender of the ranges of bids submitted and the highest and lowest Competitive Bids accepted for each Interest Period requested by the Borrowers and the aggregate amount borrowed pursuant to such Bid Borrowing.

                           (d)  From time to time, the Borrowers
                 and the Lenders shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Borrowers for payment of all amounts owing hereunder.

                      (viii) If, on or prior to the proposed Funding Date, the Revolving Commitments have not been terminated and if, on such proposed Funding Date all applicable conditions to funding referenced in subsection 3.2 hereof are satisfied, the Lender or Lenders whose offers the Borrowers have accepted will fund each Bid Loan so accepted. Nothing in this subsection 2.2E shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Borrowers to request and accept credit facilities from any Person (including any of the Lenders), provided that no Potential Event of Default or Event of Default would otherwise arise or exist as a result of the Borrower executing, delivering or performing under such credit facilities.

                      (ix) Each outstanding Bid Loan shall reduce pro tanto the available Revolving Commitments, but shall not reduce or affect the Bid Loan Lender's available Revolving Commitment or its Pro Rata Share.

                      2.3  FEES

                      A.   COMMITMENT FEES.

                      (i) The Borrowers agree to pay a commitment fee to each Lender on the average daily unused portion of such Lender's Pro Rata Share of the Revolving Commitments at the rate of 0.250% per annum, from the Closing Date, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Revolver Maturity Date. Such commitment fee shall be payable on the last Business Day of each fiscal quarter in arrears for such fiscal quarter (or portion thereof).

                      (ii) Anything contained in this Agreement to the
            contrary notwithstanding, for purposes of calculating the commitment fees payable by the Borrowers hereunder, (a) the "unused portion" of the Revolving Commitments, as of any date of determination, shall be an amount equal to the aggregate amount of the Revolving Commitments in effect on such date of determination minus the sum of (1) the Revolving Loans outstanding on such date of determination and (2) the Letter of Credit Usage as of such date of determination and (b) such calculation shall not give effect to any limitation on the amount available for borrowing set forth in subsection 2.1A but shall give effect to any voluntary reduction pursuant to subsection 2.4.

                      B. OTHER FEES. The Borrowers agree to pay all other fees, including without limitation the arrangement fee and the annual agency fee, referred to in the fee letter dated August 30, 1993 between the Company and the Administrative Agent and the letter dated August 24, 1993 between Company and the Co-Agent at the times and in the amounts specified in such letters.

                      C. AMENDMENT FEE. The Borrowers agree to pay on the Closing Date an amendment fee to each Lender in amount equal to such Lender's Pro Rata Share of 0.10% of the aggregate Revolving Commitments.

                      2.4  VOLUNTARY REDUCTIONS OF COMMITMENTS

                      The Borrowers, acting together, shall have the
            right, at any time and from time to time, to terminate in whole or permanently reduce ratably in part, without premium or penalty, the unused portions of the Lenders' respective

            Commitments, by giving not less than five Business Days' prior written notice to the Administrative Agent or telephonic notice promptly confirmed in writing designating that the Commitments are to be reduced, the date (which shall be a Business Day) of any such termination or reduction and the amount of any partial reduction. Such termination or partial reduction of the Commitments shall be effective on the dates specified in such notice and shall reduce the respective Commitment of each Lender proportionately to its Pro Rata Share for such Commitment. Any such partial reduction of the Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Any reduction of the aggregate Revolving Commitments to an amount below the then current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Revolving Commitments, as so reduced.

                      2.5  REPAYMENT

                      A. Each Bid Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto. Subject to subsection 10.1, the Borrowers may not voluntarily prepay all or any portion of the principal amount of any Bid Loan prior to the maturity thereof.

                      B.   The Borrowers shall repay to the
            Administrative Agent the principal amount of each Revolving Loan owing to each Lender for the account of each Lender and all other amounts owing hereunder with respect to the Revolving Commitments on the Revolver Maturity Date for the account of each Lender.

                      C.   The Borrowers shall repay to the
            Administrative Agent the principal amount of each Swing Line Loan for the account of the Swing Line Lender and all other amounts owing hereunder with respect to the Swing Line Commitment on the Revolver Maturity Date for the account of the Swing Line Lender.

                      2.6  OPTIONAL AND MANDATORY PREPAYMENTS

                      A. OPTIONAL PREPAYMENTS. The Borrowers may, upon written notice to the Administrative Agent stating the Type of the Loans to be prepaid and the Committed Borrowing of which such Loans were a part, and the proposed date and aggregate principal amount of the prepayment (provided that such notice shall be given not later than 10:00 A.M. (San Francisco time) (a) on the proposed date of such prepayment in the case of a Swing Line Loan, (b) at least one Business Day prior to the proposed date of such prepayment, in the case of a prepayment of Revolving Loans that are Base Rate Loans and (c) at least four Business Days prior to the proposed date of such prepayment, in the case of Revolving Loans that are Eurodollar Rate Loans prepaid on other than the last day of the Interest Period applicable thereto), and if such notice is given, the Borrowers shall, prepay without premium or penalty the outstanding principal amounts of the Loans of the Type specified comprising part of the same Borrowing in whole or ratably in part; provided, however, that any prepayment of any Eurodollar Rate Loans on other than the last day of an Interest Period for such Loans shall be subject to subsection 2.10; and provided, further, that each partial prepayment of the Loans shall be in an aggregate principal amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof. In lieu of delivering the above described notice, Authorized Persons, on behalf of the Borrowers, may give the Administrative Agent telephonic notice by the required time of any proposed prepayments; provided, however that such notice shall be promptly confirmed in writing. The Administrative Agent shall incur no liability to the Borrowers in acting upon any such telephonic notice which the Administrative Agent believes in good faith to have been given by an Authorized Person or Authorized Persons of the Borrowers or for otherwise acting in good faith under this subsection 2.6A. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice, and, in the case of Eurodollar Loans, all interest accrued thereon through the date of prepayment, shall become due and payable on the prepayment date.

                      B. MANDATORY PREPAYMENTS. At any time the Total Utilization of Revolving Commitments outstanding exceeds the aggregate Revolving Commitments then in effect the Borrowers shall immediately prepay the Loans in an amount equal to the applicable excess. In addition, at the commencement of and during the 45 consecutive day period set forth in clause
            (ii) of the last paragraph of subsection 2.1A, the Borrowers shall immediately prepay the Loans in an amount necessary to reduce and maintain the aggregate principal amount of Clean-Down Debt to the level required thereby.

                      C.   APPLICATION OF MANDATORY PREPAYMENTS.

                           (i)  Application to Loans.  Mandatory
                 prepayments of Loans shall be applied first to repay outstanding Swing Line Loans, to the full extent thereof, second to repay outstanding Revolving Loans, to the full extent thereof, and third to cash collateralize all Letters of Credit and to repay amounts to become due thereunder.

                           (ii) Application by Type of Loan. Subject to clause (i) above, any mandatory prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans.

                           (iii) Application to Principal and Interest of Loans. All mandatory prepayments of Eurodollar Rate Loans shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

                      2.7  INTEREST

                      The Borrowers shall pay interest on the unpaid
            principal amount of each Loan made by each Lender from the date of each such Loan until such principal amount shall be paid in full, at the applicable rate set forth below:

                           A. BASE RATE LOANS. During such periods as a Committed Loan is a Base Rate Loan, at a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears on each Interest Payment Date with respect to such Loan during such periods and on the date such Loan shall be paid in full; provided, however, that after the occurrence and during the continuance of any Event of Default, the Base Rate Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2.00% per annum above the rate of interest otherwise payable under this Agreement;

                           B.   EURODOLLAR RATE LOANS.  During such
                 periods as a Committed Loan is a Eurodollar Rate Loan, at a rate per annum equal at all times during each Interest Period for such Loan to the sum of the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Margin, payable in arrears on each Interest Payment Date with respect to such Loan during such Interest Period, and on the date such Loan shall be paid in full; provided, however, that after the occurrence and during the continuation of any Event of Default, the Eurodollar Rate Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2.00% per annum above the rate of interest otherwise payable under this Agreement. Anything herein to the contrary notwithstanding, (w) none of the Loans made pursuant to subsection 2.1A shall constitute a Eurodollar Rate Loan (or shall bear interest at the rate provided in this subsection 2.7B) unless the Borrowers shall so request by notice given pursuant to subsection 2.2 or 2.9; (x) in the absence of such request by the Borrower, or if an Event of Default or Potential Event of Default occurs and is continuing, none of the Loans made pursuant to subsection 2.1A shall constitute a Eurodollar Rate Loan (or shall bear interest at the rate provided in this subsection 2.7B) and with respect to an outstanding Eurodollar Rate Loan, at the end of the Interest Period in effect at the time of such Event of Default or Potential Event of Default, such Loan shall constitute a Base Rate Loan and shall bear interest at the rate provided in subsection 2.7A above; (y) none of the Swing Line Loans shall constitute a Eurodollar Rate Loan; and (z) none of the Loans made pursuant to subsection 2.1A on the Closing Date shall constitute a Eurodollar Rate Loan (or shall bear interest as provided in this subsection 2.7B).

                           C.   LIBOR BID LOANS.  During such period as
                 a Bid Loan is a LIBOR Bid Loan, at a rate per annum equal at all times to LIBOR plus (or minus) the LIBOR Bid Margin, payable in arrears on each Interest Payment Date with respect to such Loan during the applicable Interest Period and on the date such Loan is paid in full; provided, however, that after the occurrence and during the continuance of any Event of Default, the LIBOR Bid Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2.00% per annum above the rate of interest otherwise payable under this Agreement.

                           D.   ABSOLUTE RATE BID LOANS.  During such
                 period as a Bid Loan is an Absolute Rate Bid Loan, at a rate per annum equal at all times to the Absolute Rate, payable in arrears on each Interest Payment Date with respect to such Loan during the applicable Interest Period and on the date such Loan is paid in full; provided, however, that after the occurrence and during the continuance of any Event of Default, the Absolute Bid Rate Loans shall bear interest, payable on demand , at a rate per annum equal at all times to 2.00% per annum above the rate of interest otherwise payable under this Agreement.

                      2.8  INTEREST RATE DETERMINATION AND PROTECTION

                      A. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of subsection 2.7.

                      B. If, with respect to any Eurodollar Rate Loans or LIBOR Bid Loans, any Lender notifies (and provides a certificate in reasonable detail as to the reasons and amounts relating thereto) the Borrowers with a copy to the Administrative Agent that, as a result of circumstances


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
            affecting Eurodollar markets, the Adjusted Eurodollar Rate or LIBOR, as the case may be for any Interest Period for such Loans will not adequately reflect the cost to such Lender of making, funding or maintaining its Eurodollar Rate Loans or LIBOR Bid Loans for such Interest Period, whereupon:

                           (i) the Borrowers shall from time to time
                 pay to the Administrative Agent for the account of such Lender all amounts payable under subsection 2.10A and 2.10B,

                           (ii) each such Eurodollar Rate Loan by such
                 Lender will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan (or, if such Loan is then a Base Rate Loan, will continue as a Base Rate Loan), and

                           (iii) the obligations of such Lender to make,
                 or to Convert Loans into, Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrowers that the circumstances causing such suspension by such Lender no longer exist (and such Lender shall make all of its Loans as Base Rate Loans notwithstanding any election by the Borrowers to have the Lenders make, or to Convert any Loans into, Eurodollar Rate Loans).

                      C. If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Loans in accordance with the provisions contained in the definition of "Interest Period" in subsection 1.1, the Administrative Agent will forthwith so notify the Borrowers and the Lenders and such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

                      2.9  VOLUNTARY CONVERSION OR CONTINUATION OF LOANS

                      The Borrowers may, subject to the provisions of
            subsections 2.8 and 2.15, (i) Convert all or any portion of the Base Rate Loans (other than Swing Line Loans) into Eurodollar Rate Loans, and vice versa and (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, continue all or any portion of such Loan as a Eurodollar Rate Loan; provided, however, that any such Conversion of any Eurodollar Rate Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans, and any such Conversion of Base Rate Loans into Eurodollar Rate Loans shall (i) be in an amount not less than the minimum amount specified in subsection 2.1 for a Borrowing of the relevant


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
            type and (ii) not be made if an Event of Default or Potential Event of Default has occurred and is continuing.

                      The Borrowers shall deliver a Notice of
            Conversion/Continuation (executed by an Authorized Person from each Borrower) to the Administrative Agent no later than 9:00 A.M. (San Francisco time) at least three Business Days in advance of the proposed conversion/continuation date (in the case of a Conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall certify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the type and amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) that no Potential Event of Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation. In lieu of delivering the above described Notice of Conversion/Continuation, Authorized Persons of the Borrowers may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.9; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Administrative Agent on or before the proposed conversion/continuation date.

                      Neither the Administrative Agent nor any Lender shall
            incur any liability to the Borrowers in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by an Authorized Person or Authorized Persons on behalf of the Borrowers or for otherwise acting in good faith under this subsection 2.9 and upon conversion/continuation by the Administrative Agent in accordance with this Agreement pursuant to any telephonic notice, the Borrowers shall have effected the conversion/continuation of Loans hereunder.

                      A Notice of Conversion/Continuation for Conversion
            to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after such notice is given and the Borrowers shall be bound to Convert or continue in accordance therewith.

                      Notwithstanding anything herein to the contrary,
            the Borrowers shall not have any right to Convert outstanding Swing Line Loans which are Base Rate Loans into Eurodollar Rate Loans.

                      After the occurrence of and during the continuance
            of a Potential Event of Default or Event of Default, the


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
            Borrowers may not elect to have a Loan be made or continued as, or Converted to, a Eurodollar Rate Loan, in each case after the expiration of any Interest Period then in effect for that Loan.

                     2.10  INCREASED COSTS AND FUNDING LOSSES

                      A. If, due to either (i) the introduction of or any change after the date hereof (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation by any Governmental Authority or (ii) the compliance with any guideline or request issued or made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender or any Issuing Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, LIBOR Bid Loans, or the Letters of Credit under this Agreement, then the Borrowers shall from time to time, upon demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Issuing Bank additional amounts sufficient to compensate such Lender or Issuing Bank for such increased cost. A certificate specifying in reasonable detail the amount of such increased cost, the calculation thereof, and the basis therefor submitted to the Borrowers and the Administrative Agent by such Lender or Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error. If the Borrowers so notify the Administrative Agent within five Business Days after any Lender notifies the Borrowers of any increased cost pursuant to the foregoing provisions of this subsection 2.10, the Borrowers may Convert all Eurodollar Rate Loans of such Lender then outstanding into Base Rate Loans in accordance with subsection 2.8 and, additionally, shall reimburse such Lender for such increased cost in accordance with this subsection 2.10.

                      B.   If any Lender or Issuing Bank determines that
            (i) the introduction of any Capital Adequacy Regulation after the date hereof, (ii) any change in any Capital Adequacy Regulation after the date hereof, (iii) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
            (iv) compliance by such Lender or Issuing Bank (or its Applicable Lending Office) or any corporation controlling such Lender or Issuing Bank with any of the foregoing, affects or would affect the amount of capital required or expected by any Governmental Authority to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (taking into consideration such Lender's or Issuing Bank's or such corporation's policies with respect to capital adequacy and such Lender's or Issuing Bank's desired return on capital) reasonably determines that the amount of such capital is increased as a consequence of its commitments, loans, credits or obligations or the existence of Letters of Credit under this Agreement, then, within five Business Days of a demand by such Lender or Issuing Bank to the Borrowers (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender, Issuing Bank or other corporation for such increase. A certificate specifying in reasonable detail the amounts, the calculation of such amounts and the basis therefor submitted to the Borrowers and the Administrative Agent by such Lender or Issuing Bank shall be conclusive and binding for all purposes, absent manifest error. Each Lender and each Issuing Bank agrees promptly to notify the Borrowers and the Administrative Agent of any circumstances that would cause the Borrowers to pay additional amounts pursuant to this subsection; provided that the failure to give such notice shall not affect the Borrowers' obligation to pay such additional amounts hereunder.

                      C. The Borrowers shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any loss or expense arising from interest or fees paid or payable by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans or Bid Loans and any loss sustained by that Lender in connection with the re-employment of such funds), that such Lender may sustain: (i) if for any reason (other than a default or error by that Lender) a borrowing of any Eurodollar Rate Loan or Bid Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation, Invitation for Competitive Bids or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.9, (ii) if any payment or prepayment (by acceleration of maturity, mandatory prepayments or otherwise) of any of its Eurodollar Rate Loans or Bid Loan occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any payment or prepayment (by acceleration of maturity, mandatory prepayments or otherwise) of any of its Eurodollar Rate Loans or Bid Loans is not made on any date specified in a notice of prepayment given by the Borrowers, or (iv) as a consequence of any other default by the Borrowers to repay its Eurodollar Rate Loans or Bid Loans when required by the terms of this Agreement. Such written determination of such amount by such Lender shall be conclusive and binding in all matters in the absence of manifest error. This covenant shall survive termination of this Agreement and payment of the outstanding Obligations.

                        2.11  PAYMENTS AND COMPUTATIONS

                      A. MANNER AND TIME OF PAYMENT. The Borrowers shall make each payment hereunder irrespective of and without condition or deduction for any counterclaim, defense, recoupment or setoff in U.S. dollars and in same day funds delivered to the Administrative Agent not later than 11:00 A.M. (San Francisco time) on the date when due by deposit of such funds to the Administrative Agent's Account No. 12332-15414, re: Mac Frugal's Bargains o Close-Outs Inc., Attention: Global Agency #5596, maintained at Bank of America National Trust and Savings Association, ABA No. 1210-0035-8, or at such other account as the Administrative Agent may from time to time designate by notice to the Borrowers. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to
            (i) the payment of principal or interest relating to the Bid Loans to the Bid Loan Lenders for the account of their respective Applicable Lending Offices, (ii) the payment of principal, interest or commitment fees relating to the Revolving Loans ratably (other than amounts payable pursuant to subsection 2.10 or 2.12) to the Lenders for the account of their respective Applicable Lending Offices, and
            (iii) the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to subsection 10.8D, from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                      B.   AUTHORIZATION TO CHARGE ACCOUNTS.  The
            Borrowers hereby authorize each Lender and Issuing Bank, if and to the extent payment owed to such Lender or Issuing Bank is not made to the Administrative Agent when due hereunder, to charge from time to time against any or all of the Borrowers' accounts with such Lender or Issuing Bank any amount so due; provided that no such charge shall be deemed a set-off by the Administrative Agent.

                      C. COMPUTATIONS. All computations of interest and commitment fees shall be made by the Administrative Agent, and all computations of interest pursuant to subsection 2.10 shall be made by a Lender, on the basis of a year of 365 or 366 days, as the case may be, with respect to interest on Base Rate Loans and a year of 360 days in all other cases, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable; provided, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Each determination by the Administrative Agent (or, in the case of subsection 2.10, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                      D. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made by the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Loans or LIBOR Bid Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                      2.12 TAXES

                      A.   Any and all payments by the Borrowers
            hereunder shall be made, in accordance with subsection 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Bank, and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, each Issuing Bank, or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender or Issuing Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's or Issuing Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any Issuing Bank, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection 2.12) such Lender, such Issuing Bank, or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided that the Borrowers shall not be required pursuant to clause (i) above to increase the sum payable to any Lender, any Issuing Bank, or the Administrative Agent organized under the laws of a jurisdiction outside of the United States if such Lender, such Issuing Bank, or the Administrative Agent shall have failed to provide either the forms or documents referred to in subsection 2.12E or a letter from such Lender, such Issuing Bank, or the Administrative Agent stating that it is not legally entitled to provide such forms or documents.

                      B. In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                      C. The Borrowers will indemnify each Lender, each Issuing Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection 2.12) paid by such Lender, such Issuing Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, in the case of Taxes or Other Taxes imposed by jurisdictions outside of the United States of America, the Borrowers shall not be required to indemnify any Lender, any Issuing Bank or the Administrative Agent for any liability resulting from the failure of such Lender, such Issuing Bank or the Administrative Agent to notify the Borrowers on a timely basis of the assertion of such Taxes or Other Taxes. This indemnification shall be made within 30 days from the date such Lender, such Issuing Bank or the Administrative Agent (as the case may be) makes written demand therefor. Each Lender, each Issuing Bank and the Administrative Agent agrees to reimburse the Borrowers for amounts paid by the Borrowers pursuant to this subsection 2.12 to the extent that such Lender, such Issuing Bank or the Administrative

            Agent actually recovers all or any portion of such amounts from the applicable taxing authority.

                      D. Within 60 days after the date of any payment of Taxes, the Borrowers will furnish to the Administrative Agent, at its address referred to in subsection 10.2, the original or a certified copy of a receipt evidencing payment thereof or other evidence of the payment thereof reasonably satisfactory to the Administrative Agent.

                      E. Prior to the date of the initial Borrowing in the case of each Lender listed on the signature pages hereof, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, (and from time to time thereafter if requested by the Borrowers or the Administrative Agent) organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrowers with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to the Borrowers and the Administrative Agent indicating that all payments to be made to such Lender hereunder are subject to such taxes at a rate reduced by an applicable tax treaty. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                      F. Any Lender or any Issuing Bank claiming any additional amounts payable pursuant to this subsection 2.12 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender or Issuing Bank, be otherwise disadvantageous to such Lender or Issuing Bank.

                      G. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this subsection 2.12 shall survive the payment in full of principal and interest hereunder.

                H.   In the event that any Lender shall give
            notice to the Borrowers that such Lender is entitled to compensation under this subsection 2.12, and such requested compensation materially exceeds the requests, if any, for compensation made by the other Lenders under this subsection, and unless the change or circumstance giving rise to such compensation is no longer in effect and is not reasonably likely to reoccur, the Borrowers may (upon 30 days' prior written notice to the Administrative Agent and such Lender) elect to cause such Lender to assign its Loans and Commitments in full first, if requested by the Administrative Agent and agreed to by the Lenders to whom such Loans and Commitments are being assigned, to the Lenders on a pro rata basis in accordance with their Pro Rata Shares then in effect or in such other proportions as otherwise allocated by the Administrative Agent in its sole discretion and agreed to by the Lender or Lenders to whom such Loans and Commitments are being assigned and, second to an Eligible Assignee agreeing thereto acceptable to the Administrative Agent and the Borrowers in their sole discretion, in each case in accordance with the provisions of subsection 10.8 (so long as such Lender received payment in full of the principal amount of all Loans outstanding, together with all interest on such Loans and other amounts payable to such Lender hereunder to the date of such assignment).

                         2.13 SHARING OF PAYMENTS, ETC.

                      If any Lender shall obtain any payment (whether
            voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Committed Loans owing to it (other than a payment on account of Revolving Loans and Letters of Credit provided for herein, as to which the payments relating thereto are to be shared ratably among the Lenders and other than payments pursuant to subsection
            2.10 or 2.12) in excess of its ratable share of payments on account of the Committed Loans obtained by all the Lenders such Lender shall forthwith purchase from the other Lenders such participations in the Committed Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to
            (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so


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
            purchasing a participation from another Lender pursuant to this subsection 2.13 or any other provision of this Agreement may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right to set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

                      2.14 USE OF PROCEEDS

                      A. LOANS AND LETTERS OF CREDIT. The proceeds of the Loans made by the Lenders and the Letters of Credit issued hereunder to the Borrowers shall be used by the Borrowers (i) to repay the Existing Loans, (ii) to continue the Existing Letters of Credit, (iii) for working capital purposes of the Borrowers, (iv) for other letter of credit requirements incurred in the ordinary course of business of the Borrowers, (v) for refinancing of indebtedness and the payment of Restricted Junior Payments to the extent permitted under and subject to the restrictions of this Agreement, (vi) for acquisitions permitted under subsection 6.7, and (vii) for the general corporate purposes of the Borrowers.

                      B. PROHIBITED USES. No portion of the proceeds of any Borrowing under this Agreement shall be used by the Borrowers in any manner which might cause the Borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such Borrowing and such use of proceeds.

                      C.   ACKNOWLEDGEMENT.  The Borrowers hereby
            acknowledge and agree that the restrictions on the use of proceeds set forth herein are commercially reasonable and made in good faith.

                 2.15 ILLEGALITY

                      Notwithstanding any other provision of this
            Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or LIBOR Bid Loans or to continue to fund or maintain Eurodollar Rate Loans or LIBOR Bid Loans hereunder (any such introduction, change or assertion being an "Event of Illegality"), then, on notice thereof (which notice shall specify the basis therefor) and demand therefor by such Lender to the Borrowers through the Administrative Agent,



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
            (a) the obligation of such Lender to make Eurodollar Rate Loans or LIBOR Bid Loans and to Convert Base Rate Loans into Eurodollar Rate Loans shall terminate (and such Lender shall make all of its Loans as Base Rate Loans notwithstanding any election by the Borrowers to have the Lenders make, or to Convert any Loans into, Eurodollar Rate Loans) and (b) the Borrowers shall within five Business Days of such notice and demand, Convert all Eurodollar Rate Loans of such Lender then outstanding into Base Rate Loans in accordance with subsection 2.9; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender; and provided further, however, that if at any time after such Conversion no such Event of Illegality shall be continuing, such Lender shall promptly so notify the Administrative Agent and the Borrowers, and the obligation of such Lender to make Eurodollar Rate Loans shall be reinstated; and provided further, however, that neither the Administrative Agent nor such Lender shall have any liability for the manner or timeliness of such notice.

                      2.16 LETTERS OF CREDIT

                      A.   LETTERS OF CREDIT.  In addition to the
            Borrowers requesting that the Lenders make Revolving Loans pursuant to subsection 2.1, the Borrowers may request, in accordance with the provisions of this subsection 2.16A, that on and after the Closing Date an Issuing Bank issue Letters of Credit for the account of the Borrowers; provided that: (i) the Borrowers shall not request that any Issuing Bank issue any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Commitments would exceed the aggregate Revolving Commitments then available, as the amount available under the Revolving Commitments may be reduced from time to time pursuant to subsection 2.4 or limited from time to time pursuant to subsection 2.1A; (ii) in no event shall any Issuing Bank issue (x) any Letter of Credit having an expiration date later than the Revolver Maturity Date, (y) any Commercial Letter of Credit having an expiration date more than 180 days after its date of issuance; provided that the Issuing Bank may issue Commercial Letters of Credit having expiration dates between 181 days and 270 days after the date of issuance so long as, after giving effect to the issuance thereof the aggregate face amount of all such Commercial Letters of Credit outstanding does not exceed


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
            $7,500,000, or (z) any Standby Letter of Credit having an expiration date more than one year after its date of issuance; and (iii) the Borrowers shall not request that any Issuing Bank issue any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage in respect of all Letters of Credit would exceed the lesser of $50,000,000 or the Revolving Commitments. The issuance of any Letter of Credit in accordance with the provisions of this subsection 2.16 shall be given effect in the calculation of the Total Utilization of Revolving Commitments and shall require the satisfaction of each condition set forth in subsection 3.3.

                      Immediately upon the issuance of each Letter of
            Credit by the Issuing Bank, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount that is or at any time may become available to be drawn thereunder.

                      B. NOTICE OF ISSUANCE. Whenever the Borrowers desire the issuance of a Letter of Credit, they shall make request therefor to the Issuing Bank at least two Business Days, or such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance, specifying (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Bank), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary and (v) whether the Letter of Credit requested is a Standby Letter of Credit or a Commercial Letter of Credit.

                      Together with such request for the issuance of a
            Letter of Credit, the Borrowers shall deliver to the Issuing Bank and the Administrative Agent a notice which shall certify that (i) the Letter of Credit requested to be issued, when added to the then Total Utilization of Revolving Commitments, will not exceed the aggregate Revolving Commitments therein available, as the amount available under the Revolving Commitments may be reduced from time to time pursuant to subsection 2.4 or limited from time to time pursuant to subsection 2.1A and (ii) subsection 3.2B is satisfied on and as of the date of delivery of such notice to the same extent as though the issuance of such Letter of Credit were the making of a Loan, and shall deliver to the Issuing Bank an executed application for such Letter of Credit in the form customarily required by the Issuing Bank for the issuance of commercial letters of credit or standby letters of credit, as the case may be, and


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
            specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its reasonable judgment, may require changes in any such documents and certificates. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                      Upon receipt by the Issuing Bank of such notice
            and such other documents from the Borrowers requesting the issuance of a Letter of Credit, if the Issuing Bank elects to issue such Letter of Credit, it shall so notify the Borrowers and the Administrative Agent of the proposed issuance and the Issuing Bank shall issue such Letter of Credit. If the Issuing Bank, in its sole discretion, elects not to issue such Letter of Credit because issuance of such Letter of Credit may violate any applicable laws or any applicable policies of the Issuing Bank or any Lender, the Issuing Bank shall promptly so notify the Borrowers and the Administrative Agent and no Letter of Credit will be issued. Upon the issuance, negotiation, amendment or expiration of a Letter of Credit, each Issuing Bank shall notify the Administrative Agent of such activity and on no less than a semi-monthly basis, the Administrative Agent shall notify each Lender of such activity and the aggregate face amount of all outstanding Letters of Credit.

                      C. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall immediately notify the Borrowers and the Administrative Agent, and the Borrowers shall reimburse such Issuing Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. If the Borrowers shall fail to reimburse such Issuing Bank on the date of any drawing under a Letter of Credit issued by it in an amount equal to the amount of such drawing, (i) the Borrowers shall be deemed to have given a Notice of Borrowing to the Administrative Agent requesting the Lenders to make Revolving Loans that are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in subsections 2.1A and 3.2, the Lenders shall, on the Business Day next following the date of such drawing, make Revolving Loans that are Base Rate Loans in the amount of such drawing together with accrued interest thereon at the rate for Base


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
            Rate Loans from the date of drawing to the date of such Loans (and shall make such amounts available to the Administrative Agent), the proceeds of which shall be applied directly by the Administrative Agent to reimburse such Issuing Bank for the amount of such drawing together with such accrued interest thereon; provided, that, if for any reason proceeds of Revolving Loans are not received by such Issuing Bank on such date in an amount equal to the amount of such drawing together with accrued interest thereon, the Borrowers shall reimburse such Issuing Bank, within three Business Days of the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, that are so received, plus accrued interest thereon. Interest on all amounts not reimbursed to such Issuing Bank on the date of such drawing shall accrue at the rates set forth in the proviso to subsection 2.7A.

                      D. PAYMENT BY LENDERS. If the Borrowers shall fail to reimburse an Issuing Bank as provided in subsection 2.16C in an amount equal to the amount of any drawing honored by such Issuing Bank under a Letter of Credit issued by it together with accrued interest thereon, such Issuing Bank shall promptly notify the Administrative Agent of the unreimbursed amount of such drawing together with accrued interest thereon and the Administrative Agent shall notify each Lender of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Commitments. Each Lender shall make available to the Administrative Agent for the account of such Issuing Bank an amount equal to its respective participation, in same day funds, at the office of the Administrative Agent, not later than 9:00 A.M. (San Francisco time) on the Business Day next following the date notified by the Administrative Agent. The day of payment by each Lender to the Administrative Agent and the day of notice by the Administrative Agent to each Lender shall be both a Business Day and a business day under the laws of the jurisdiction of each such Lender. If any Lender fails to make available to the Administrative Agent the amount of such Lender's participation in such Letter of Credit as provided in this subsection 2.16D, such Issuing Bank shall be entitled to recover such amount on demand from such Lender, together with interest (to the extent such interest is not received from the Borrowers) until such amount is recovered at the Federal Funds Rate. Nothing in this subsection 2.16 shall be deemed to prejudice the right of any Lender to recover from an Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this subsection 2.16D if it is determined by a judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Bank in respect of which payment was made by such Lender constituted gross negligence


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
            or willful misconduct on the part of such Issuing Bank.
            Each Issuing Bank shall distribute through the Administrative Agent to each other Lender which has paid all amounts payable by it under this subsection 2.16D with respect to any Letter of Credit issued by such Issuing Bank such other Lender's Pro Rata Share (with respect to the Revolving Commitments) of all payments received by such Issuing Bank from any Loan Party in reimbursement of drawings honored by such Issuing Bank under such Letter of Credit when such payments are received. The Borrowers shall be liable to the Lenders for all of the principal and interest made available by the Lenders to any Issuing Bank pursuant to this subsection 2.16D and interest on all amounts made available by Lenders to any Issuing Bank shall accrue at the rates set forth in the proviso to subsection 2.7A. All such principal and interest amounts shall be part of the Obligations.

                      E. COMPENSATION. The Borrowers agree to pay the following amounts to the Issuing Bank with respect to each Letter of Credit issued by it:

                      (1)  if a Commercial Letter of Credit, a
                 Commercial Letter of Credit fee equal to the greater of the Dollar amount or the percentage set forth below opposite the corresponding tenor of the maximum amount available to be drawn under such Commercial Letter of Credit, payable on the date of issuance:

                           Tenor           Fee (the greater of)
                           -----           --------------------

                      Up to 180 days           1/4% or $150
                      181 - 270 days           3/8% or $300

                      (2) if a Standby Letter of Credit, a Standby Letter of Credit fee equal to the Applicable Margin (plus an additional charge as mutually agreed upon by the Borrowers and the Issuing Bank (the "Agreed Upon Charge")) of the maximum amount available to be drawn under such Standby Letter of Credit on the basis of the actual number of days elapsed in a (360-day) year, payable quarterly in arrears on the last Business Day of each fiscal quarter; provided, however, that after the occurrence and during the continuance of any Event of Default, such Standby Letter of Credit fee shall increase, from the date on which such Event of Default shall have occurred until the expiration of such Standby Letter of Credit, payable on demand, 2.00% per annum above the Standby Letter of Credit fee otherwise payable under this Agreement;

                      (3)  with respect to drawings made under any
                 Letter of Credit which have not been immediately


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
                 reimbursed by the Borrowers as provided in subsection 2.16C, interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrowers at a rate equal to the Base Rate in effect from time to time; provided, however, that after the occurrence and during the continuance of an Event of Default, such unreimbursed drawing shall bear interest, from the date on which such Event of Default shall have occurred until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2.00% per annum above the rate of interest otherwise payable under this Agreement; and

                      (4)  negotiation, amendment, presentation,
                 administrative, documentary and processing charges and other charges in accordance with the Issuing Bank's standard schedule for such charges from time to time in effect or as otherwise mutually agreed.

                      Promptly upon receipt by the Issuing Bank of any
            amount described in clauses (1), (2) and (3) of this subsection 2.16E, the Issuing Bank shall deliver to the Administrative Agent for distribution to each Lender of its Pro Rata Share of such amount, which amount shall be distributed to the Lenders no less than quarterly in arrears; provided, that (x) with respect to any amount described in clause (1), the Issuing Bank shall retain a reasonable and customary servicing charge for its own account prior to making the foregoing delivery to the Administrative Agent and (y) with respect to any amount described in clause (2), the Issuing Bank shall retain the Agreed Upon Charge for its own account prior to making the foregoing delivery to the Administrative Agent. All amounts provided for by this subsection 2.16E are payable notwithstanding any cancellation or prepayment of any Letter of Credit issued hereunder.

                      F. OBLIGATIONS ABSOLUTE. The obligation of the Borrowers to reimburse each Issuing Bank for drawings made under the Letters of Credit issued by it and, subject to subsection 2.2C, the obligations of the Lenders under subsection 2.16D shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                      (i) any lack of validity or enforceability of any Letter of Credit;

                      (ii) the existence of any claim, set-off,
                 recoupment, defense or other right that any Loan Party


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
                 or any Lender may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

                      (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                       (iv) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit; provided that such payment does not constitute gross negligence or willful misconduct of the Issuing Bank, as determined by a judgment of a court of competent jurisdiction;

                        (v)  the occurrence of any Material Adverse
                 Effect;

                       (vi) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender;

                      (vii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing; or

                     (viii)  any other circumstance or happening
                 whatsoever that is similar to any of the foregoing.

                       G. INDEMNIFICATION; NATURE OF ISSUING BANK'S DUTIES. In addition to amounts payable as elsewhere provided in this subsection 2.16, the Borrowers hereby agree to protect, indemnify, pay and hold each Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable out-of-pocket attorneys' fees and costs) that such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, or (ii) the failure of such Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or


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
            governmental authority (all such acts or omissions are herein called "Government Acts").

                      As between the Borrowers and any Issuing Bank, the
            Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the last paragraph of this subsection 2.16G, the Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
            (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason or for the identity of any purported transferee or assignee of any beneficiary thereof; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit;
            (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms;
            (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;
            (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

                      In furtherance and extension and not in limitation
            of the specific provisions hereinabove set forth, any action taken or omitted to be taken by the Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, and to the extent not with gross negligence or willful misconduct as determined by a judgment of a court of competent jurisdiction, shall not put such Issuing Bank under any resulting liability to any Borrower or any of its Subsidiaries.

                      Notwithstanding anything to the contrary contained
            in this subsection 2.16G, the Borrowers shall have no obligation to indemnify any Issuing Bank in respect of any


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
            liability incurred by such Issuing Bank arising out of the gross negligence or willful misconduct of such Issuing Bank, as determined by a judgment of a court of competent jurisdiction.

                      H. COMPUTATION OF INTEREST. Interest payable pursuant to this subsection 2.16 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

                        2.17 EVIDENCE OF DEBT; BID NOTES

                      A. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Committed Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                      B. The Register maintained by the Administrative Agent pursuant to subsection 10.8C shall include a control account and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender's share thereof.

                      C. The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

                      D. The Bid Loans made by each Lender shall be evidenced by a Bid Note payable to the order of such Lender. Each Lender shall endorse on the schedules annexed to its Bid Note the date, amount and maturity of each Bid Loan made by it and the amount of each payment of principal made by the Borrowers with respect thereto. Each Lender is irrevocably authorized by the Borrowers to endorse its Bid Note and each Lender's record shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Bid Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Bid Note to such Lender.


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

                       2.18 OBLIGATIONS JOINT AND SEVERAL

                      Anything herein to the contrary notwithstanding,
            each Borrower hereby agrees and acknowledges that the obligation of each Borrower for payment of the Obligations shall be joint and several with the obligations of each other Borrower hereunder.

                      Each Borrower agrees that its joint and several
            obligation to pay all Obligations hereunder is irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full of the Obligations, and the liability of each Borrower with respect to the Obligations shall not be affected, reduced or impaired by
            (i) consideration of the amount of proceeds of the Loans received by any Borrower relative to the aggregate amount of the Loans, (ii) consideration of the face amount of Letters of Credit issued for the account of any Borrower relative to the aggregate face amount of all Letters of Credit issued hereunder, (iii) the dissolution or termination of or any increase, decrease or change in personnel of, any other Borrower, (iv) the insolvency or business failure of, or any assignment for the benefit of creditors by, or the commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against any other Borrower or (v) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of any other Borrower. Each Borrower agrees that a separate action or actions may be brought and prosecuted against such Borrower whether or not action is brought against any other Borrower and whether or not any other Borrower is joined in any such action or actions. Any Borrower's payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge such Borrower's liability for that portion of the Obligations which is not paid.

                      Each Borrower hereby waives any right to require
            the Administrative Agent or any Lender, as a condition of payment or performance of the Obligations by such Borrower, to proceed against any other Borrower or any other Person, to exhaust any security held from any Borrower, or pursue any other remedy in the power of the Administrative Agent or any Lender. Each Borrower hereby waives any defense arising by reason of incapacity, lack of authority or any disability or other defense that may be available to any other Borrower and any defenses or benefits that may be derived or afforded by law which would limit the liability of or exonerate any guarantor or surety with respect to the Obligations, or which may conflict with the terms and provisions of this Agreement.

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

                       2.19 CONTRIBUTION AMONG BORROWERS

                      In order to provide for just and equitable
            contribution among Borrowers, each Borrower hereby agrees that if any Borrower shall make payments on the Obligations in an amount in excess of the net value of the benefits received by such Borrower and its Subsidiaries from extensions of credit hereunder (including receipt of the proceeds of Loans and any Letters of Credit), it shall have a right of contribution against each other Borrower for such excess; provided, that such right of contribution shall be subordinate to the Lenders' right to receive indefeasible payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of any Borrower to which such contribution is owing.

                      For the purposes of this subsection 2.19, the "net
            value of the benefits" received by any Borrower from extensions of credit hereunder shall include benefits of funds constituting proceeds of Loans advanced by the Lenders to such Borrower or its Subsidiaries and benefits consisting of any drawings under Letters of Credit issued for the account or benefit of such Borrower or its Subsidiaries.

                      Nothing in this subsection 2.19 shall impair the
            absolute and unconditional obligation of the Borrowers jointly and severally to pay all Obligations when the same shall become due in accordance with the terms of this Agreement.

                      2.20 FINANCIAL CONDITION OF BORROWERS

                      Neither the Administrative Agent nor any Lender
            shall have any obligation to any Borrower to disclose or discuss with such Borrower the Administrative Agent's or any Lender's assessment of the financial condition of any Borrower, and each Borrower hereby waives any obligation of any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now or hereafter known by the Administrative Agent or any Lender. Each Borrower assumes the responsibility for being and keeping informed of the financial condition of each other Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations by any other Borrower. No Lender shall have any obligation to any Borrower arising from any Lender's assessment of, or failure to assess, any Borrower's financial condition in connection with the granting of any Loans or other extensions of credit hereunder.


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
                    2.21 EXTENSION OF REVOLVER MATURITY DATE

                      Not later than 60 days nor earlier than 90 days
            prior to September 30, 1994 or any subsequent anniversary thereof, the Borrowers may request a one-year extension of the Revolver Maturity Date by written notice to the Administrative Agent, which shall promptly notify the Lenders of such request, and the Lenders agree to respond to the Borrowers' request for an extension within 45 days of receipt of such written notice from the Administrative Agent; provided, however, that the consent of 100% of the Lenders shall be required to extend the Revolver Maturity Date and the failure of any Lender to respond to such request within such 45-day period shall be deemed a rejection of such request and shall not in any manner constitute an extension of the Revolver Maturity Date. Each Lender's decision with respect to any requested extension of the Revolver Maturity Date shall be in its sole discretion. If all of the Lenders consent to such extension, the Revolver Maturity Date then in effect shall automatically be extended by one year without any further action on the part of the Administrative Agent, the Lenders or the Borrowers.

                      2.22 EXISTING LOANS AND EXISTING LETTERS OF CREDIT

                      Notwithstanding anything to the contrary in this
            Agreement, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, as of the Closing Date, all loans outstanding under the Existing Credit Agreement on the Closing Date (the "Existing Loans") shall be assigned by the Existing Lenders to the Lenders proportionately to their Pro Rata Shares, and shall be repaid in full with the proceeds of the initial Loans hereunder. All letters of credit issued pursuant to the Existing Credit Agreement that are outstanding on the Closing Date or with respect to which an unpaid reimbursement obligation is outstanding on the Closing Date ("Existing Letters of Credit") for all purposes of this Agreement shall be deemed to have been issued under and pursuant to the terms of this Agreement as Letters of Credit. Any amounts of accrued interest, commitment fees, letter of credit fees or other amounts (including, without limitation, any Eurodollar Loan breakage costs payable with respect to the assignment and repayment of the Existing Loans) owed (whether or not presently due and payable) by the Borrowers to the Existing Lenders under or in respect of the Existing Loans and Existing Letters of Credit shall be due and payable to the Existing Lenders on the Closing Date.




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                 Section 3.  CONDITIONS WITH RESPECT TO LOANS AND
                             LETTERS OF CREDIT

                        3.1  CONDITIONS TO INITIAL LOANS

                      The obligation of each Lender to make its initial
            Revolving Loan, the obligation of the Swing Line Lender to make the initial Swing Line Loan and the obligation of the Issuing Bank to issue the initial Letter of Credit are in addition to the conditions precedent specified in subsections 3.2 and 3.3, subject to the prior or concurrent fulfillment to its satisfaction of the following conditions:

                      A. DELIVERY OF THE BORROWER DOCUMENTS. On or before the Closing Date, each Borrower shall deliver the following to the Administrative Agent for the Lenders with sufficient originally executed copies for each Lender, the Administrative Agent and its counsel each, unless otherwise noted, dated the Closing Date:

                      (i)  Certified copies of the Articles of
                 Incorporation of each Borrower, together with good standing certificates and telegrams, if available, from the Secretary of State of the State of its incorporation, and good standing certificates from each state in which such Borrower is required to be qualified to transact business as a foreign corporation, each to be dated a recent date prior to the Closing Date;

                      (ii) Copies of each Borrower's Bylaws certified by
                 its corporate secretary or an assistant secretary;

                      (iii) Resolutions of each Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the issuance and payment of the Bid Notes to which it is a party, and any other documents, instruments and certificates required to be executed by such Borrower in connection herewith or therewith, each certified by its corporate secretary or an assistant secretary;

                      (iv) Signature and incumbency certificates of each
                 Borrower's officers executing this Agreement, the other Loan Documents to which it is a party and any other documents, instruments and certificates required to be executed by such Borrower in connection herewith or therewith;

                      (v) Executed copies of this Agreement, the Bid Notes payable to the Lenders with appropriate insertions and any other Loan Documents to which any Borrower is a party; and

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

                      (vi) Such other documents as the Administrative
                 Agent or the Lenders may reasonably request.

                      B.   DELIVERY OF OPINIONS OF COUNSEL TO THE
            BORROWERS. On the Closing Date, the Administrative Agent shall have received originally executed copies (with sufficient copies for the Lenders, the Administrative Agent and its counsel) of one or more favorable written opinions of (i) Gibson, Dunn & Crutcher, counsel for the Company and
            (ii) Dan Zuckerman, counsel for WCL and PNS, substantially in the form of Exhibit VII annexed hereto, and as to such other matters as the Administrative Agent or the Lenders may reasonably request.

                      C.   OPINION OF THE ADMINISTRATIVE AGENT'S
            COUNSEL. On the Closing Date, the Administrative Agent shall have received originally executed copies (with sufficient copies for the Lenders, the Administrative Agent and its counsel) of one or more favorable written opinions of O'Melveny & Myers, counsel to the Administrative Agent, dated as of the Closing Date, substantially in the form of
            EXHIBIT VIII annexed hereto and as to such other matters as the Lenders or the Administrative Agent may reasonably request.

                      D. PERFORMANCE OF AGREEMENTS. On or before the Closing Date, each Loan Party shall have performed in all material respects all agreements which this Agreement provides shall be performed on the part of such Loan Party on or before the Closing Date.

                      E. FEES. On or before the Closing Date, the Borrowers shall have paid to the Administrative Agent and the Co-Agent the fees payable on the Closing Date to the Administrative Agent and the Co-Agent on behalf of themselves and the Lenders pursuant to subsections 2.3B and 2.3C, and the Attorney Costs of the Administrative Agent's counsel incurred through the Closing Date.

                      F. OTHER CORPORATE ACTIONS. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Lenders or the Administrative Agent, acting on behalf of the Lenders, and its counsel shall be reasonably satisfactory in form and substance to the Administrative Agent and such counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Administrative Agent may reasonably request.


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
                      G.   NO CHANGE IN MARKET CONDITIONS.  From
            August 30, 1993 to the Closing Date, there shall have occurred, in the reasonable judgment of the Administrative Agent, no material adverse change in the loan syndication or capital markets.

                      H. On or before the Closing Date, the Borrowers shall have delivered to the Administrative Agent (with sufficient copies for the Lenders, the Administrative Agent and its counsel) such other documents as the Lenders may reasonably request.

                          3.2  CONDITIONS TO ALL LOANS

                      The obligation of each Bid Loan Lender to make
            each Bid Loan on each Funding Date, the obligation of the Swing Line Lender to make each Swing Line Loan on each Funding Date (including the initial Funding Date) and the obligation of each Lender to make each Revolving Loan on each Funding Date (including the initial Funding Date) are subject to prior or concurrent fulfillment to such Lender's satisfaction, as the case may be, of the following further conditions precedent:

                      A.  DELIVERY OF NOTICE.  Prior to each such
            Funding Date with respect to a Committed Loan, the Administrative Agent shall have received, in accordance with the provisions of subsection 2.2, an originally executed Notice of Borrowing signed by an Authorized Person of each of the Borrowers. The giving of such Notice of Borrowing shall be deemed to be a representation by the Borrowers that all of the conditions to borrowing set forth in this subsection 3.2 shall have been satisfied as of the date of such Notice of Borrowing.

                      B.  OTHER REQUIREMENTS.

                      (i) The representations and warranties of the Borrowers contained herein and in the other Loan
                 Documents shall be true, correct and complete on and as of each Funding Date to the same extent as though made on and as of that date;

                      (ii) No event shall have occurred and be
                 continuing or would result from the consummation of the Borrowing contemplated by the applicable Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                      (iii) The making of any Loan and the use of the proceeds thereof, shall not violate Regulation U, Regulation G, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System, and the


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
                 Administrative Agent shall on each Funding Date have received from the Borrowers such documents and information as it may request (including but not limited to opinions of counsel) relating to the satisfaction of such conditions;

                      (iv) There shall not be pending or, to the
                 knowledge of any Borrower threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party that has not been disclosed by the Borrowers in writing prior to the execution of this Agreement and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of the Lenders, (as communicated by Requisite Lenders to the Administrative Agent and evidenced by a written notice from the Administrative Agent to the Borrowers), could be expected to prohibit the making of the Loans hereunder or extensions of credit under the other financing agreements contemplated hereby or otherwise result in a Material Adverse Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, or that could otherwise prohibit the making of Loans hereunder, the application of the proceeds thereof as contemplated hereby, the extensions of credit under any of the other financing agreements contemplated hereby or any of the transactions contemplated by the foregoing.

                      3.3  CONDITIONS TO ALL LETTERS OF CREDIT

                      The issuance of any Letter of Credit by an Issuing
            Bank hereunder and the participation therein by the Lenders are subject to prior or concurrent satisfaction of all of the following conditions:

                      A. On or before the date of issuance of such Letter of Credit, each of the conditions set forth in subsection 3.1 shall have been satisfied or waived and the initial Loans shall have been made.

                      B.  The Issuing Bank (and, to the extent
            applicable, the Administrative Agent) shall have received, in accordance with the provisions of subsection 2.16B, a notice requesting the issuance of such Letter of Credit, an executed application for such Letter of Credit in the form


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
            customarily required by the Issuing Bank for the issuance of letters of credit, all other information specified in subsection 2.16B and such other documents as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

                      C. Each of the other conditions to the issuance of such Letter of Credit set forth in subsection 2.16 shall have been satisfied.

                 SECTION 4.  REPRESENTATIONS AND WARRANTIES

                      In order to induce the Lenders to enter into this
            Agreement and to make the Loans and to induce the Issuing Banks to issue the Letters of Credit, each Borrower represents and warrants to the Lenders that the following statements are true, correct and complete.

                      4.1  ORGANIZATION, POWERS, GOOD STANDING AND
                           SUBSIDIARIES

                      A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted. Each Loan Party has all requisite corporate power and authority to enter into this Agreement, each other Loan Document to which it is a party, and to carry out the transactions contemplated hereby and thereby. PNS Eastern, Inc. is an inactive corporation with total assets of not more than $500,000.

                      B. GOOD STANDING. Each Loan Party is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions where the failure to be in good standing has not and will not have a Material Adverse Effect.

                      C. SUBSIDIARIES. All of the Subsidiaries of each Loan Party as of the Closing Date are identified in Schedule B annexed hereto. The capital stock of each Person identified in Schedule B is duly authorized, validly issued, fully paid and nonassessable and such shares of capital stock are free and clear of any claim, lien, encumbrance or agreement with respect thereto. Except as set forth on Schedule B, no capital stock (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any Person identified in Schedule B is subject to issuance under any security instrument, warrant, option or


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
            purchase right, conversion or exchange right, call, commitment or claim of any right, title or interest therein or thereto. Except as otherwise indicated on Schedule B, the capital stock of each Person identified on Schedule B is not Margin Stock. Schedule B correctly sets forth as of the Closing Date the ownership interest of each Loan Party in each of its Subsidiaries.

                      4.2  AUTHORIZATION OF BORROWING, ETC.

                      A. AUTHORIZATION. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, have been duly authorized by all necessary corporate action.

                      B. NO CONFLICT. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, the application of the proceeds of the Loans and the consummation of any other transactions contemplated by the Loan Documents do not and will not
            (i) violate any provision of law applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws (or other charter documents) of, or any order, judgment or decree of any court or other agency of government binding on, such Loan Party, (ii) except as disclosed on Schedule I annexed hereto, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Loan Party or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, other than such approvals or consents which have been previously obtained and described in a writing and delivered to the Lenders no later than five Business Days prior to the Closing Date and which are identified as being delivered pursuant to this subsection 4.2B.

                      C.  GOVERNMENTAL CONSENTS.  The execution,
            delivery and performance by each Loan Party of each Loan Document to which it is a party and, the application of the proceeds of the Loans and the consummation of any other transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any federal, state or other governmental authority or regulatory body or other Person except for filings, consents or notices required by federal or state securities laws, all of which filings, recordings, consents and notices have been obtained or made and all applicable waiting periods relating thereto have expired.

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

                      D. BINDING OBLIGATION. This Agreement is and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Party, enforceable against the applicable Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and subject to the availability of equitable remedies.

                      4.3  FINANCIAL CONDITION

                      The Borrowers have heretofore delivered to the
            Lenders, at the Lenders' request, (i) a Consolidated balance sheet of the Company and its Subsidiaries for the Fiscal Year ending January 31, 1993 and the related Consolidated statements of income, retained earnings and cash flows for such Fiscal Year and (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 1993. None of the Loan Parties has any material Contingent Obligation, contingent liability or liability for taxes, long term lease or unusual forward or long term commitment, which is not reflected in the foregoing financial statements or the notes thereto.

                      4.4  CHANGES, ETC.

                      There has been no change in the business,
            operations, properties, assets, liabilities, business condition (financial or otherwise) or business prospects of the Company or any of its Subsidiaries since January 31, 1993, which has been, either in any case or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole. Since January 31, 1993, none of the Company or any of its Subsidiaries, has directly or indirectly declared, ordered, paid or made or set apart any payment (whether in cash or securities) for any Restricted Junior Payment or agreed to do so except as described in Schedule E.

                      4.5  LITIGATION; ADVERSE FACTS

                      Except as otherwise set forth in Schedule J
            annexed hereto, there is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of any Loan Party) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against any Loan Party or, to the knowledge of any Borrower, threatened against or affecting any Loan Party or any property of any Loan Party which is reasonably likely to result in a Material Adverse Effect, and there is no basis known to any Borrower for any


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
            such action, suit or proceeding. No Loan Party is (i) in violation of any applicable law in a manner which materially adversely affects or is reasonably likely to materially adversely affect the business, operations, properties, assets, business prospects or condition (financial or otherwise) of such Loan Party, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in a manner which is reasonably likely to have a Material Adverse Effect. There is no action, suit, proceeding or investigation pending or, to the best knowledge of any Borrower, threatened against or affecting any Loan Party which questions the validity or the enforceability of any Loan Document.

                      4.6  PAYMENT OF TAX

                      All tax returns and reports of each Loan Party
            required to be filed by such Loan Party have been timely filed (after giving effect to any extensions for filing obtained), and all taxes, assessments, fees and other governmental charges upon each Loan Party and their respective properties, assets, income and franchises (if any) which are due and payable have been paid when due and payable, except (i) to the extent contemplated by the proviso in subsection 5.3A hereof or (ii) to the extent that such taxes, assessments, fees and other governmental charges or the failure to pay the same would not be material to the condition of such Loan Party. The Borrowers know of no proposed tax assessment against any Loan Party that would be material to the condition (financial or otherwise) of such Loan Party.

                      4.7  MATERIALLY ADVERSE AGREEMENTS; PERFORMANCE

                      A. AGREEMENTS. No Loan Party is a party to or subject to any material agreement or instrument or charter or other internal restriction materially adversely affecting the business, properties, assets, operations, business prospects or condition (financial or otherwise) of such Loan Party.

                      B. PERFORMANCE. No Loan Party is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.


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
                      4.8  GOVERNMENTAL REGULATION

                      No Loan Party is subject to regulation under the
            Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any United States federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed or to become contingently liable for the Indebtedness of another.

                      4.9  SECURITIES ACTIVITIES

                      No Loan Party is engaged principally, or as one of
            its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                      4.10  EMPLOYEE BENEFIT PLANS

                      A.   Each Loan Party and each of its ERISA
            Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans.

                      B.   No Termination Event has occurred or is
            reasonably expected to occur with respect to any Pension Plan that could reasonably be expected to result in a liability of any Loan Party or its ERISA Affiliates in excess of $1,000,000.

                      C. The actuarial present value of all benefit liabilities under all Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) does not exceed the fair market value of the assets allocable to such benefit liabilities. For purposes of the preceding sentence, the terms "actuarial present value" and "benefit liabilities" shall have the meanings specified in Section 4001 of ERISA.

                      4.11 PATENTS, TRADEMARKS AND LICENSES

                      Except as disclosed on Schedule C annexed hereto,
            each Loan Party possesses all of the licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct its business as heretofore conducted by it, all of which are set forth in Schedule K. The Borrowers own all of the Specified Trademarks free and clear of all Liens, claims, licenses and interests. All information furnished any or all of the Lenders concerning the Specified Trademarks is, or will be at the time the same is furnished, accurate and correct in all material respects. To the best of any Borrower's


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
            knowledge and belief after due inquiry, no material infringement or unauthorized use is presently made of any of the Specified Trademarks. Except as disclosed on Schedule C, there has not been to the Closing Date any claim or litigation pending, or to the best of any Borrower's knowledge after diligent inquiry, threatened by or against any Borrower relating to any of the Specified Trademarks. Except as disclosed in Schedule C, there are no agreements, licenses or understandings permitting the use by any Person of any of the Specified Trademarks or restricting in any manner any Borrower's use thereof. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not in any manner or to any extent materially impair the ownership of or the license to use, as the case may be, any of the Specified Trademarks.

                      4.12 TITLE TO PROPERTIES; LIENS

                      Each of the Company and its Subsidiaries has good,
            sufficient and legal title to all of its properties and assets reflected in the Consolidated balance sheet of the Company and its Subsidiaries as of January 31, 1993 or in the most recent financial statements delivered pursuant to subsection 5.1, except for assets acquired or disposed of since the date of such financial statements and Capital Leases of which the Company or its Subsidiaries is a lessee shown as being owned by the Company or its Subsidiaries. Except for Permitted Liens and as permitted by this Agreement, all such properties and assets are free and clear of Liens. Each Borrower enjoys peaceful and undisturbed possession under all the leases to which it is lessee. All of the material leases under which the Company or its Subsidiaries is a lessee are valid and subsisting, no default of any Borrower exists under any of them and, to the knowledge of the Borrowers, no default of any other party exists under any of them.

                      4.13 ENVIRONMENTAL PROTECTION

                      Except as disclosed in Schedule D annexed hereto:

                      (i)  The operations of the Company and its
                 Subsidiaries comply in all material respects with all Hazardous Materials Laws;

                      (ii) The Company and its Subsidiaries have
                 obtained all permits, licenses and approvals under all Hazardous Materials Laws necessary for their respective operations, and all such permits, licenses and approvals are in good standing and the Company and its Subsidiaries are in compliance with all material terms and conditions of such permits, licenses and approvals;


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
                      (iii) The Company and its Subsidiaries and all of their present property or operations, and to the best of any Borrower's knowledge, their past property or operations, are not subject to any outstanding written order from or agreement with any Governmental Authority or other Person and are not subject to any judicial or docketed administrative proceeding or investigation, respecting (a) any specific existing, potential or alleged violation of any Hazardous Materials Laws,
                 (b) any Remedial Action which has or could reasonably be expected to have a Material Adverse Effect or
                 (c) any material Environmental Liabilities and Costs;

                      (iv) None of the Company or any of its
                 Subsidiaries has ever been or is now a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C.
                 Section 6901 et seq., related regulations or any other state equivalent;

                      (v)  None of the Company or any of its
                 Subsidiaries has filed or should have filed any notice required under any Hazardous Materials Laws reporting a Release into the environment which Release has or would have any reasonable likelihood of having a Material Adverse Effect and none of the Company or any of its Subsidiaries has filed or should have filed any notice pursuant to Section 103(a) or (c) of the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA");

                      (vi) There is not now on or in any property of the
                 Company or any of its Subsidiaries:

                           (a) any underground storage tanks or surface impoundments,

                           (b)  any Hazardous Materials, or

                           (c)  any polychlorinated biphenyls (PCBs)
                      used in electrical or other equipment,

                 the presence of which has any reasonable likelihood of having a Material Adverse Effect;

                      (vii)     None of the Company or any of its
                 Subsidiaries has received (i) any notice or claim to the effect that it is or may be liable to any Person as a result of a Release or threatened Release which Release or threatened Release has any reasonable likelihood of having a Material Adverse Effect, or
                 (ii) any letter or request for information under
                 Section 104 of CERCLA or comparable State laws;

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

                      (viii) To the best knowledge of the Company and its Subsidiaries, there are no past or present conditions or circumstances which may give rise to any Environmental Liabilities or Costs arising from the operations of the Company or any Subsidiary of the Company, including but not limited to off-site disposal of any Hazardous Materials by or on behalf of the Company or any of its Subsidiaries, which in the aggregate have any reasonable likelihood of having a Material Adverse Effect;

                      (ix) No Environmental Lien (whether recorded or
                 unrecorded) has attached to any real or personal property owned, used or operated by the Company or any of its Subsidiaries which individually or in the aggregate has a reasonable likelihood of having a Material Adverse Effect; and

                      (x) The Company and each of its Subsidiaries is in compliance in all material respects with any applicable financial responsibility requirements of all Hazardous Materials Laws, including without limitation those contained in 40 C.F.R., parts 264 and 265, subpart H, and any state equivalents.

                      4.14 LABOR MATTERS

                      There are no strikes or other labor disputes or
            grievances pending or, to the knowledge of any Borrower, threatened against any Borrower or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

                      4.15 DISCLOSURE

                      As of the Closing Date and as of any date
            thereafter on which representations and warranties are made, no representation or warranty of any Loan Party contained in this Agreement or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders, or any of them, by or on behalf of such Loan Party for use in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact (known to any Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts or guarantees and that actual results during the


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
            period or periods covered by any such projections may differ from the projected results. There is no fact known to any Borrower (other than matters of a general economic nature) which could have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

                      4.16  NO PARTNERSHIPS OR JOINT VENTURES

                      No Loan Party has any interest in or is party to
            any partnership, joint venture or similar arrangement, whether in corporate, partnership or other legal form.


                SECTION 5.  AFFIRMATIVE COVENANTS

                      Each Borrower covenants and agrees that, so long
            as any portion of the aggregate Commitments hereunder shall be in effect and until payment in full of all of the Loans, and all other amounts owing hereunder and the expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent in accordance with subsection 10.1 of this Agreement, the Borrowers shall perform all covenants in this Section 5.

                      5.1  FINANCIAL STATEMENTS AND OTHER REPORTS

                      The Borrowers will maintain a system of accounting
            established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP applied on a consistent basis. The Borrowers will deliver to the Administrative Agent with sufficient copies for the Lenders and the Administrative Agent:

                      (i)  as soon as practicable and in any event
                 within 45 days (or 60 days if an extension from the SEC for the filing of the Company's Quarterly Report on Form 10-Q has been obtained; provided that the Company shall give the Administrative Agent prompt written notice of any such extension requested) (in the case of the first three fiscal quarters) after the end of each of the first three fiscal quarters in each Fiscal Year, the Consolidated balance sheets of the Company as at the end of such period and the related Consolidated statements of income and retained earnings of the Company for such fiscal quarter and the related statement of cash flow for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding


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
                 figures from the Consolidated plan for such fiscal quarter, all in reasonable detail and certified by the chief financial officer, the controller or the treasurer of the Company, that they fairly present the financial condition of the Company and its Subsidiaries, as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

                      (ii) as soon as practicable and in any event
                 within 90 days (or 105 days if an extension from the SEC for the filing of the Company's Annual Report on Form 10-K has been obtained; provided that the Company shall give the Administrative Agent prompt written notice of any such extension requested) after the end of each Fiscal Year, (a) the Consolidated balance sheet of the Company as at the end of such year and the related Consolidated statements of income, retained earnings and cash flow of the Company for such Fiscal Year, setting forth in comparative form the corresponding figures from the Consolidated plan and the audited financial statements from the previous Fiscal Year, all in reasonable detail, and (b) in the case of such Consolidated financial statements, accompanied by a report thereon of an independent certified public accountant of recognized national standing selected by the Company, which report shall be unqualified as to going concern and scope of audit and shall state that such Consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards;

                      (iii) together with each delivery of financial
                 statements of the Company and its Subsidiaries pursuant to subsections (i) and (ii) above, (a) an Officers' Certificate of the Borrowers stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of


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
                 the existence as at the date of the Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto; (b) a Compliance Certificate demonstrating in reasonable detail compliance by the Borrowers at the end of such accounting periods with the restrictions contained in subsections 6.1, 6.3, 6.5, 6.6, 6.7, 6.8, 6.9 and 6.13 and, if not specified in the financial statements delivered pursuant to subdivision (i) or (ii) above, as the case may be, specifying the aggregate amount of interest paid or accrued by the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries during such accounting period; and (c) an Applicable Margin Certificate.

                      (iv) together with each delivery of audited
                 financial statements of the Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent public accountants of recognized national standing giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default with respect to accounting matters that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the certificate delivered therewith pursuant to subdivision (iii) above is not correct;

                      (v) promptly upon receipt thereof, copies of all significant reports submitted to any of the Company and its Subsidiaries by independent public accountants of recognized national standing in connection with each annual, interim or special audit or review of the financial statements or practices of the Company and its Subsidiaries, made by such accountants, including, without limitation, the comment letter submitted by


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
                 such accountants to management in connection with their annual audit;

                      (vi) promptly upon their becoming available but no
                 later than 15 days after any filing hereof with any regulatory agency, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by any of the Company and its Subsidiaries to their security holders, (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of the Company and its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority and (c) all press releases and other statements regarding management or financial matters made available generally by any of the Company and its Subsidiaries to the public concerning material developments in the business of any Loan Party;

                      (vii) promptly upon any officer of any Borrower
                 obtaining knowledge (a) that a condition or event has occurred and is continuing that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to any Borrower or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.4, or (c) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, an Officers' Certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrowers have taken, are taking and propose to take with respect thereto;

                      (viii) promptly upon any officer of any Borrower
                 obtaining knowledge of (a) the institution of, or nonfrivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Borrower or any of its Subsidiaries or any property of any Borrower or any of its Subsidiaries not previously disclosed by the Borrowers to the Lenders, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, that, in either case:


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

                           (y)  creates a reasonable possibility of a
                      Material Adverse Effect; or

                           (z) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages in excess of $1,000,000 or obtain relief as a result of, the Loans;

                 the Borrowers shall promptly give notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to it to enable the Lenders and their counsel to evaluate such matters;

                      (ix) promptly upon becoming aware that one of the
                 following has occurred or is about to occur:
                 (a) Termination Event, or (b) "prohibited transaction," as such terms are defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrowers have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the PBGC with respect thereto;

                      (x) with reasonable promptness copies of (a) all notices received by any Borrower or any of its ERISA Affiliates of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by any Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

                      (xi) as soon as practicable and in any event
                 within 90 days after the beginning of each Fiscal Year, a Consolidated plan and financial forecast for the Company and its Subsidiaries for the then current Fiscal Year and each subsequent Fiscal Year through the Fiscal Year in which the Revolver Maturity Date occurs, including without limitation, a forecasted Consolidated balance sheet and Consolidated statements of income and cash flow for each such Fiscal Year, each such plan and forecast to be in form similar to the plans and forecasts delivered to the Administrative Agent and the Lenders prior to the Closing Date;

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

                      (xii) within 10 Business Days of the end of any Clean-Down Period, an Officers' Certificate identifying the beginning and ending dates of such Clean-Down Period and certifying that Clean-Down Debt outstanding during such Clean-Down Period did not at any time exceed the level required pursuant to subsection 2.1A;

                      (xiii) as soon as practicable, and in any event within 90 days after the last day of each Fiscal Year, a statement of Inventory for each of PNS and WCL in form and substance reasonably satisfactory to the Lenders and the Administrative Agent;

                      (xiv) with reasonable promptness, such other information and data with respect to any of the Company and its Subsidiaries as from time to time may be reasonably requested by any Lender or the Administrative Agent.

                      5.2  CORPORATE EXISTENCE, ETC.

                      Each Borrower will, and will cause each of its
            Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence, licenses, bonds, franchises, leases, patents, trademarks, contracts and other rights material to its business. Each of PNS and WCL will at all times be a wholly-owned Subsidiary of the Company. PNS and WCL will preserve and retain at all times their separate corporate existence and keep separate books, records and accounts identifying their respective assets and liabilities.

                      5.3  PAYMENT OF TAXES AND CLAIMS; TAX
                           CONSOLIDATION

                      A. PAYMENT OF TAXES AND CLAIMS. Each Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its material properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its material properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.


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
                      B. TAX CONSOLIDATION. No Borrower will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Company or any of its Subsidiaries) unless that other Person shall have agreed in writing with the Borrowers that the Borrowers' liability with respect to taxes as a result of the filing of any such consolidated income tax return with such Person shall not be greater, nor the receipt of any tax benefits less, than they would have been had the Borrowers continued to file an unconsolidated income tax return.

                      5.4  MAINTENANCE OF PROPERTIES; INSURANCE

                      Each Borrower will maintain or cause to be
            maintained in good repair, working order and condition all material properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. On or before the end of the first fiscal quarter of each Fiscal Year, the Borrowers shall submit to the Administrative Agent
            (i) an Officers' Certificate setting forth in detail the type and amount of insurance maintained pursuant to this subsection 5.4 and (ii) a certificate from an independent insurance brokerage confirming the insurance coverage required to be maintained by the preceding sentence.

                      5.5 EQUAL SECURITY FOR OBLIGATIONS; NO FURTHER NEGATIVE PLEDGES

                      A. If any Borrower or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by the Requisite Lenders to any creation or assumption of any such Lien not permitted by the provisions of subsection 6.2.


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
                      B. Except with respect to (i) lease provisions prohibiting the creation or assumption of Liens upon the particular property subject to such leases and (ii) specific property encumbered to secure payment of particular Indebtedness, none of the Borrowers and any of their respective Subsidiaries shall enter into any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                      5.6  INSPECTION; RECORDS, ETC.

                      The Borrowers will permit any Persons designated
            by the Administrative Agent or by any Lender to visit and inspect any of the properties of the Company and its Subsidiaries including the Company and its Subsidiaries' financial and accounting records, and to make copies and take extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all during regular business hours, upon reasonable notice to the office of the chief financial officer or controller of the Company and as often as may be reasonably requested.

                        5.7  COMPLIANCE WITH LAWS, ETC.

                      Each Borrower shall, and shall cause its
            Subsidiaries to, (i) comply with all applicable laws, rules, regulations and orders of all governmental authority, noncompliance of which could materially adversely affect or impair the Lenders' rights, remedies or privileges under or enforceability of any of the Loan Documents, including, without limitation, the Fair Labor Standards Act, and
            (ii) exercise all due diligence in order to comply with the requirements of all other applicable laws, rules, regulations and orders of any governmental authority (including without limitation, all Hazardous Materials
            Laws), noncompliance with which could reasonably be expected to result in a Material Adverse Effect.


                      5.8  FURTHER ASSURANCES

                      At any time or from time to time upon the request
            of any Lender, each Borrower shall execute and deliver such further documents and do such other acts and things as any Lender or the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and to provide for payment of the Loans and interest thereon, in accordance with the terms of this Agreement.


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
                      5.9  ENVIRONMENTAL NOTICE AND INSPECTION

                      Each Borrower shall:

                      (i)  Exercise, and shall cause each of its
            Subsidiaries to exercise, all due diligence in order to comply and cause (a) all tenants under any lease or occupancy agreement affecting any portion of any property owned, used, leased or operated by the Company or any of its Subsidiaries and (b) all other Persons on or occupying such property, to comply with all Hazardous Materials Laws;

                      (ii) Notify the Lenders and the Administrative
            Agent in writing and in reasonable detail, promptly, and in any event within 30 days of the Company or any of its Subsidiaries receiving any of the following:

                      (a) written notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release or has or is in violation of any Hazardous Materials Laws, in each case if the same has any reasonable likelihood of having a Material Adverse Effect;

                      (b) written notice that any real or personal property of the Company or any of its Subsidiaries is subject to an Environmental Lien; and

                      (c) written notice of the commencement of any judicial or administrative proceeding or investigation alleging a violation of any Hazardous Materials Laws or subjecting the Company or any of its Subsidiaries to Environmental Liabilities and Costs, in each case if the same has any reasonable likelihood of having a Material Adverse Effect;

                      (iii) Notify the Lenders and the Administrative Agent promptly and in any event within 30 days, of:

                      (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Hazardous Materials Laws;

                      (b)  any and all written communications with
                 respect to any Environmental Liabilities and Costs that are reasonably likely to have a Material Adverse Effect or any Release required to be reported to any federal, state or local governmental or regulatory agency;

                      (c) any Remedial Action taken by the Company, any of its Subsidiaries or any other Person in response to
                 (1) any Hazardous Materials on, under or about any


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
                 property owned, used or operated by the Company or any of its Subsidiaries, the existence of which is reasonably likely to result in a Material Adverse Effect or (2) any Environmental Liabilities and Costs that are reasonably likely to result in a Material Adverse Effect;

                      (d) The Company's or any of its Subsidiaries' discovery of any occurrence or condition on any real property adjoining or in the vicinity of any facility owned, used or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws which restrictions, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                      (e)  any request for information from any
                 governmental agency that suggests that such agency is investigating whether the Company or any of its Subsidiaries may be potentially responsible for a Release;

                      (f) any proposed acquisition of stock, assets, real estate, or leasing of property by the Company or any of its Subsidiaries that could reasonably be expected to subject the Company or any of its Subsidiaries to a Material Adverse Effect resulting from Environmental Liabilities and Costs;

                      (g) any proposed action taken by the Company or any of its Subsidiaries to commence manufacturing, industrial, or other operations that could reasonably be expected to subject the Company or any of its Subsidiaries to additional laws, rules or regulations, including but not limited to the obtaining of environmental, health, or safety permits, licenses or approvals or Environmental Liabilities and Costs, that could reasonably be expected to have a Material Adverse Effect.

                      (iv) Submit, upon written request by the
            Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to this Section 5.9 and any other environmental, health or safety compliance obligation, remedial obligation or liability that could have a Material Adverse Effect.

                 SECTION 6.  NEGATIVE COVENANTS

                      Each Borrower agrees that, so long as any portion
            of the aggregate Commitments shall be in effect and until payment in full of all of the Loans and all other amounts owing hereunder and the expiration of all Letters of Credit, unless the Lenders shall otherwise give prior written consent in accordance with subsection 10.1 of this Agreement, the Borrowers shall perform all covenants in this
            Section 6.

                      6.1  INDEBTEDNESS

                      Each Borrower will not, and will not permit any of
            its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                           (i)  The Borrowers may become and remain
                 liable with respect to Capital Leases permitted by subsections 6.9 and 6.13;

                           (ii)  The Borrowers may become and remain
                 liable with respect to Contingent Obligations permitted by subsection 6.4 and, upon any obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                           (iii)  The Borrowers may remain liable with
                 respect to the Existing Indebtedness described in Schedule F annexed hereto and any renewals or extensions thereof; provided that any such renewal or extension does not (a) increase the principal amount of Indebtedness outstanding immediately prior to such renewal or extension and (b) have terms and conditions more onerous to the Borrowers than those terms and conditions in existence immediately prior to such renewal or extension;

                           (iv) The Borrowers may become and remain
                 liable with respect to the Obligations;

                           (v)  Each Borrower may become and remain
                 liable with respect to Indebtedness owing to any other Borrower, provided that such Indebtedness is hereby subordinated in right of payment to the payment in full of the Obligations on terms and conditions satisfactory to the Lenders;

                           (vi) The Borrowers may become and remain
                 liable with respect to Indebtedness assumed or incurred in connection with the acquisition of property permitted under subsections 6.7 and 6.13; provided that the amount of Indebtedness assumed or incurred in connection with any such acquisition does not exceed
                 (a) 100% of the purchase price of such acquired property in the case of equipment acquisitions and (b) 85% of the purchase price of such acquired property in the case of real property acquisitions; provided, further, that in connection with acquisitions of up to four stores per Fiscal Year, up to 100% of the purchase price thereof may be assumed or incurred in connection with such acquisitions so long as the aggregate principal amount of such Indebtedness does not exceed $8,000,000;

                           (vii)  The Borrowers may become and remain
                 liable with respect to interest rate protection agreements, including without limitation, Interest Rate Agreements;

                           (viii)  The Borrowers may become and remain
                 liable with respect to Indebtedness in connection with the financing of insurance premiums of the Borrowers in an aggregate amount not to exceed $1,000,000 at any time outstanding;

                           (ix) The Borrowers may become and remain
                 liable with respect to Indebtedness consisting of promissory notes payable to insurance companies or their subsidiaries in connection with workers' compensation insurance; provided that the aggregate principal amount of such notes shall not exceed the aggregate face amount of all Letters of Credit issued for the benefit of such insurance companies or their subsidiaries in connection with such workers' compensation; and

                           (x)  In addition to the foregoing
                 Indebtedness permitted by clauses (i)-(ix) above, the Borrowers may become and remain liable with respect to unsecured Indebtedness not exceeding $30,000,000 in the aggregate at any time outstanding.

                      6.2  LIENS

                      Each Borrower will not, and will not permit any of
            its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of a Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                             (i)  Permitted Liens;


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
                           (ii)  Purchase money Liens securing
                 Indebtedness permitted pursuant to subsection 6.1(vi); provided that such Liens shall extend only to the property financed; and

                           (iii)  Liens existing on the date hereof
                 described in Schedule F annexed hereto securing
                 Indebtedness permitted pursuant to subsection 6.1(iii).

                      6.3  INVESTMENTS

                      Each Borrower will not, and will not permit any of
            its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

                           (i)  The Borrowers may make and own
                   Investments in Cash and Cash Equivalents;

                           (ii) The Borrowers may make and own
                 Investments described in Schedule G annexed hereto existing on the date hereof;

                           (iii) The Borrowers may make and own
                 Investments consisting of the intercompany Indebtedness permitted by subsection 6.1(v);

                           (iv) The Company may own all of the
                 outstanding capital stock of PNS, WCL and PNS Eastern, Inc.;

                           (v)  The Borrowers may make and own
                 Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                           (vi) The Borrowers may make advances secured
                 by Liens on residential real estate to their respective officers and employees in the ordinary course of business in an aggregate amount not exceeding $750,000 at any time; provided that up to $250,000 of such advances may be unsecured;

                           (vii)  The Borrowers may make and own
                 Investments to the extent such Investments are acquisitions permitted under subsection 6.7; and

                           (viii) In addition to the foregoing Investments permitted by clauses (i) - (vii) above, the Borrowers may make and own Investments not exceeding $1,000,000 at any time outstanding.


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
                      6.4  CONTINGENT OBLIGATIONS

                      Each Borrower will not, and will not permit any of
            its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent
            Obligation except:

                           (i) The Borrowers may be liable with respect to guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                           (ii) The Borrowers may be liable with respect
                 to contingent reimbursement obligations with respect to Letters of Credit issued pursuant hereto;

                           (iii) The Borrowers may be liable with respect
                 to Contingent Obligations existing on the date hereof described in Schedule H annexed hereto;

                           (iv) Each Borrower may be liable with respect
                 to guaranties of Indebtedness of another Borrower; provided that such Indebtedness is permitted under subsection 6.1;

                           (v) The Borrowers may be liable with respect to forward purchase contracts or similar hedging instruments in connection with the purchase of up to one year's supply of commodities used in the ordinary course of the business of the Borrowers; and

                           (vi) The Borrowers may be liable with respect
                 to percentage rents incurred under leases permitted hereunder.

                        6.5  RESTRICTED JUNIOR PAYMENTS

                      The Company will not, and will not permit any of
            its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for (by way of defeasance or otherwise) any Restricted Junior Payment; provided, that so long as no Event of Default or Potential Event of Default has occurred and is continuing, (i) the Subsidiaries of the Company may make Restricted Junior Payments to the Company and (ii) the Company may make Restricted Junior Payments to purchase outstanding capital stock of the Company in open market purchases or otherwise or to pay cash dividends to its shareholders so long as after giving effect to such proposed Restricted Junior Payment the aggregate of all such Restricted Junior Payments made pursuant to this clause (ii) since the Closing Date does not exceed the sum of (x) $10,000,000 plus (y) on a cumulative basis from August 2, 1993 to the date of such proposed Restricted Junior Payment


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
            (the "Cumulative Period"), 50% of all positive Consolidated Net Income for each fiscal quarter during the Cumulative Period less 100% of all negative Consolidated Net Income for each fiscal quarter during the Cumulative Period.

                      6.6  FINANCIAL COVENANTS

                      A. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Borrowers will not permit, on any Fiscal Quarter End during the period from the Closing Date until the Revolver Maturity Date, commencing with the fiscal quarter ending on October 31, 1993, Consolidated Tangible Net Worth to be less than the sum of $215,000,000 plus 50% of Consolidated Net Income (with no deduction for losses) determined on a fiscal quarter basis for the period from August 2, 1993 to such Fiscal Quarter End.

                      B. MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrowers will not permit, on any Fiscal Quarter End during the period from the Closing Date until the Revolver Maturity Date, commencing with the fiscal quarter ending on October 31, 1993, the Consolidated Fixed Charge Coverage Ratio for the four fiscal quarters ending on such Fiscal Quarter End to be less than 1.10 to 1.00 on the Fiscal Quarter End of October 31, 1993 and 1.15 to 1.00 on each Fiscal Quarter End thereafter.

                      C. MAXIMUM LEVERAGE RATIO. The Borrowers will not permit, on any Fiscal Quarter End occurring during the period from the Closing Date to the Revolver Maturity Date, commencing with the fiscal quarter ending on October 31, 1993, the Leverage Ratio to be more than 0.50 to 1.00.

                      6.7  RESTRICTION ON FUNDAMENTAL CHANGES

                      None of the Borrowers or any of their respective
            Subsidiaries will enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, in each case, without the prior written consent of Requisite Lenders; provided that (a) PNS Eastern, Inc. may be merged with and into Company and (b) the Borrowers may make acquisitions (whether by asset purchase, stock purchase or otherwise) of all or substantially all of the assets or stock or other evidence of beneficial ownership of a Person so long as (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, (ii) the aggregate consideration paid for all such acquisitions consummated in any Fiscal Year does not exceed $15,000,000, (iii) the aggregate consideration paid for all such acquisitions


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
            consummated since the Closing Date does not exceed
            $30,000,000 and (iv) each such acquisition is a permitted capital expenditure under subsection 6.13.

                      6.8  RESTRICTION ON ASSET SALES

                      None of the Borrowers or any of their respective
            Subsidiaries will convey, sell, lease, sublease, transfer or otherwise dispose of, any of its business, property or fixed assets, whether now owned or hereafter acquired; except that each Borrower and its Subsidiaries may:

                           (i)  sell or dispose of Inventory and worn-
                 out or obsolete equipment in the ordinary course of business;

                           (ii) consummate any Asset Sale (other than
                 with respect to the New Orleans Distribution Center) in a single transaction or a series of related transactions so long as (a) such Asset Sale is an arms-length transaction, (b) the sales price equals or exceeds the estimated fair market value of the assets sold as determined in good faith by the selling Borrower and (c) after giving effect to such Asset Sale, the aggregate sales price for all such Asset Sales consummated during the then current Fiscal Year does not exceed $7,500,000; provided that if, after giving effect to such Asset Sale, the aggregate sales prices for all such Asset Sales consummated in the then current Fiscal Year exceeds $3,000,000, the Borrowers shall give notice to the Administrative Agent of all such Asset Sales and each other Asset Sale thereafter consummated during such Fiscal Year;

                           (iii) enter into sale-leaseback transactions
                 permitted by subsection 6.9;

                           (iv) lease or sublease to a third Person
                 buildings or portions thereof (and any related parking lots) for use in a manner substantially similar to the Company's past use of such property or other uses customarily found in shopping centers;

                           (v)  renew, extend or replace the real
                 property leases existing on the Closing Date; provided that any property subject to any such replacement lease shall not be used in any manner not substantially similar to the use of such property by the previous lessee or for any use not customarily found in shopping centers; and

                           (vi) sell the New Orleans Distribution Center
                 so long as (a) such sale is an arms-length transaction


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
                 and (b) the sales price equals or exceeds the estimated fair market value thereof as determined in good faith by the selling Borrower.

                      6.9  SALES AND LEASE-BACKS

                      Other than with respect to the New Orleans
            Distribution Center, each Borrower will not, and will not permit any of its Subsidiaries, directly or indirectly, to become or remain liable as lessee or as guarantor or other surety with respect to any lease with any Person, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which a Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to such Person or such Person's Affiliate, or (ii) which a Borrower or any such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any such Subsidiary to such Person or such Person's Affiliate in connection with such lease; provided that Borrowers may enter into any sale and leaseback of real property, improvements thereon and equipment of the Borrowers entered into to finance or refinance the purchase price or construction of such real property, improvements and equipment; provided that the Net Cash Proceeds (plus the related amounts described in clauses
            (i) and (iii) of the definition of Net Cash Proceeds) of each such Asset Sale during any Fiscal Year together with aggregate Net Cash Proceeds from other Asset Sales consisting of sale and leasebacks consummated during such Fiscal Year do not exceed $15,000,000.

                      6.10 SALE OR DISCOUNT OF RECEIVABLES

                      Each Borrower will not, and will not permit any of
            its Subsidiaries to, directly or indirectly, (i) sell with recourse, or discount or otherwise sell for less than the face value thereof, notes or accounts receivable or
            (ii) sell, assign, pledge, hypothecate, transfer or otherwise dispose of any of their rights and claims to the payment or receipt of money or other forms of consideration of any kind other than pursuant to the Loan Documents.

                      6.11 TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES

                      Each Borrower will not, and will not permit any of
            its Subsidiaries to, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of a Borrower or with any Affiliate of a Borrower or any such holder on terms that are less favorable to a Borrower or any


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
            such Subsidiary than those which might be obtained at the time from Persons who are not such a holder or Affiliate.

                      6.12 DISPOSAL OF SUBSIDIARY STOCK

                      Except as permitted by subsection 6.7 and 6.8, the
            Company will not,

                      (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of its Subsidiaries, except to qualify directors if required by applicable law; or

                      (ii) permit any of its Subsidiaries directly or
                 indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other securities of (or warrants, rights or options to acquire shares or other securities of) any of its Subsidiaries, except to the Company, another Subsidiary of the Company, pursuant to the Collateral Documents or to qualify directors if required by applicable law.

                      6.13 LIMITATION ON CONSOLIDATED CAPITAL
                           EXPENDITURES

                      Each Borrower will not, and will not permit its
            Subsidiaries to, incur aggregate Consolidated Capital
            Expenditures during the following Fiscal Years in excess of the correlative amounts indicated below:

                                               Maximum Consolidated
                      Fiscal Year              Capital Expenditures
                      -----------              --------------------
                      1993                          $40,000,000
                      1994                           50,000,000
                      1995                           50,000,000
                      1996                           60,000,000

            ; provided that any amounts not used in one Fiscal Year may be carried forward and used during the first six months of the succeeding Fiscal Year in addition to the amount set forth above for such succeeding Fiscal Year.

                      6.14 CONDUCT OF BUSINESS

                      Each Borrower will not, and will not permit any of
            its Subsidiaries to, engage in any business other than the business engaged in by it on the date hereof and any businesses or activities substantially similar or related thereto; provided, that PNS will not engage in any business other than that of a retail merchant and WCL will not engage


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
            in any business other than that of a wholesaler and PNS Eastern, Inc. will remain inactive. The Company will not engage in any business other than owning the outstanding capital stock of its wholly owned Subsidiaries.

                      6.15 INDEPENDENCE OF COVENANTS

                      All covenants hereunder shall be given independent
            effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

                      6.16 USE OF PROCEEDS

                      The Borrowers will not use all or any portion of
            the proceeds of any Loan or Letter of Credit for any purpose other than the purposes set forth in subsection 2.14.

                 SECTION 7.  EVENTS OF DEFAULT


                      If any of the following conditions or events
            ("Events of Default") shall occur and be continuing:

                      7.1  FAILURE TO MAKE PAYMENTS WHEN DUE

                      The Borrowers shall fail to pay any principal of
            any Loan or shall fail to pay any other amount due under this Agreement (other than interest on the Loans and fees due to the Lenders hereunder) when the same becomes due and payable; or the Borrowers shall fail to pay any interest on any Loan or any fees due to the Lenders under this Agreement within five days after the same becomes due and payable; or

                      7.2  BREACH OF WARRANTY

                      Any representation or warranty made or deemed made
            by any Loan Party (or any of its officers) in any Loan Document or certificate or other writing delivered pursuant thereto shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

                      7.3  BREACH OF COVENANTS

                      Any Loan Party shall fail to perform or observe
            any term, covenant or agreement contained in Section 5 or
            Section 6; or any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed if such failure shall remain


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
            unremedied or unwaived for 10 days after the earlier of (a) the date upon which any Responsible Officer of any of the Borrowers knew of such failure or (b) the date upon which written notice thereof shall have been given to such Loan Party by the Administrative Agent; or

                      7.4  BREACH OF OTHER AGREEMENTS

                      Any Loan Party shall fail to pay any portion of
            principal of or premium or interest on any Indebtedness, which Indebtedness is in an aggregate principal amount greater than $1,000,000 (but excluding Indebtedness outstanding hereunder) or shall fail to pay any portion of a Contingent Obligation, which Contingent Obligation is in an aggregate principal amount of greater than $1,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue unwaived after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or Contingent Obligation; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness or Contingent Obligation and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or Contingent Obligation; or any such Indebtedness or Contingent Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                      7.5  BANKRUPTCY

                           (i)  A court having jurisdiction in the
                 premises shall enter a decree or order for relief in respect of any Loan Party or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

                           (ii) An involuntary case is commenced against
                 any Loan Party or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of its Subsidiaries, or over all or a substantial part of its property,


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
                 shall have been entered; or there shall be the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party or any of its Subsidiaries for all or a substantial part of its property; or there shall be the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Loan Party or any of its Subsidiaries, and the continuance of any such event referred to in this clause (ii) for 60 days unless dismissed, bonded or discharged; or

                           (iii) Any Loan Party or any of its
                 Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property or shall make any assignment for the benefit of creditors; or

                           (iv) Any Loan Party or any of its
                 Subsidiaries shall fail, be unable, or admit its inability to pay its debts as such debts become due; or the Board of Directors of any Loan Party or any of its Subsidiaries (or any committee thereof) adopts any resolution to approve or otherwise authorizes any of the actions referred to in clause (iii) above or this clause (iv); or

                      7.6  JUDGMENTS

                      Any unpaid judgments, orders for the payment of
            money (other than judgments and orders covered by insurance, but only if the insurer has admitted liability with respect to such judgments and orders), writs or warrants of attachment involving amounts in excess of $1,000,000 in the aggregate shall be entered or filed against any of the Borrowers or any of their respective Subsidiaries and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than 30 days prior to any sale under any such judgment, order, writ or warrant; or

                      7.7  DISSOLUTION

                      Any order, judgment or decree shall be entered
            against any Loan Party or any of its Subsidiaries decreeing the dissolution or split up of any Loan Party or any of its



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
    Subsidiaries and such order shall remain undischarged or
                 unstayed for a period in excess of 30 days; or

                      7.8  ERISA

                           (i)  Any Borrower or any of its ERISA
                 Affiliates fails to make full payment when due of all amounts in excess of $1,000,000 in the aggregate which, under the provisions of any Pension Plan, Multiemployer Plan or Section 412 of the Internal Revenue Code, such Borrower or any of its ERISA Affiliates is required to pay as contributions thereto;

                           (ii) Any accumulated funding deficiency in
                 excess of $1,000,000 in the aggregate occurs or exists, whether or not waived, with respect to any Pension Plan;

                           (iii) The excess of the actuarial present
                 value of all benefit liabilities under all Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities is greater than $1,000,000;

                           (iv) Any Borrower or any of its ERISA
                 Affiliates enters into any transaction which has as its principal purpose the evasion of liability under Subtitle D or E of Title IV of ERISA;

                           (v)  (A) Any Pension Plan maintained by any
                 Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or
                 (B) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (C) the PBGC shall institute proceedings to terminate, or to appoint a trustee to administer any Pension Plan or Multiemployer Plan, or (D) any Borrower or any of its ERISA Affiliates shall withdraw (under
                 Section 4063 of ERISA) from a Pension Plan or under Sections 4203 or 4205 from a Multiemployer Plan, if as of the date of the event listed in subclauses (A)-(D) above or any subsequent date, any Borrower or any of its ERISA Affiliates have incurred or are reasonably likely to incur any liability in excess of $1,000,000 (such liability to include, without limitation, any liability to any Pension Plan, Multiemployer Plan, or the PBGC, or to any other part under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclause (A)-(D) above;


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
                      As used in this subsection 7.8 the term
            "accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

                      7.9  CONTROL OF THE BORROWERS

                      (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of any Borrower (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of such Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or

                      (ii) Any Person or two or more Persons acting in
            concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, the power to exercise, directly or indirectly, control over securities of any Borrower (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of such Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or

                      (iii) Any Person or two or more Persons acting in
            concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of any Borrower (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of such Borrower entitled to vote in the election of directors, other than by reason of the happening of a contingency and during any period commencing with the acquisition of such securities and ending with the next stockholders' meeting at which (a) a majority of individuals constituting the board of directors of such Borrower will be elected, and (b) the Person acquiring such securities shall have the right to vote, individuals who prior to such election were directors of such Borrower shall cease for any reason (other than death or incapacity) to constitute 50% of the board of directors of such Borrower; or

                      (iv) Any Person or two or more Persons acting in
            concert shall have acquired by contract or otherwise, or


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
            shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, the power to exercise, directly or indirectly, control over securities of any Borrower (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of such Borrower entitled to vote in the election of directors, other than by reason of the happening of a contingency and during any period commencing with the acquisition of such securities and ending with the next stockholders' meeting at which
            (a) a majority of individuals constituting the board of directors of such Borrower will be elected, and (b) the Person acquiring such securities shall have the right to vote, individuals who prior to such election were directors of such Borrower shall cease for any reason (other than death or incapacity) to constitute 50% of the board of directors of such Borrower; or

                      (v) The Company shall cease to own 100% of the issued and outstanding capital stock of PNS and WCL;

            then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, (i) by notice to the Borrowers, declare the obligation of each Lender to make Loans and the obligation of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate,
            (ii) shall at the request, or may with the consent, of Requisite Lenders, by notice to the Borrowers, declare
            (x) the Loans and all interest thereon, (y) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts and other documents required to draw under such Letter of Credit), and (z) all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; (iii) exercise any other remedies provided under this Agreement and the other Loan Documents or by law; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of its Subsidiaries under the Bankruptcy Code, (A) the obligation of each Lender to make Loans and the obligation of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Loans, the amount set forth in clause (y) above, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers;


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
            provided further that the foregoing shall not affect in any way the obligations of the Revolving Lenders to purchase from any Issuing Bank participations in the unreimbursed amount of any drawings under any Letters of Credit as provided in subsection 2.16E. So long as any Letters of Credit shall remain outstanding, any amounts described in clause (y) above with respect to Letters of Credit, when received by the Administrative Agent, shall be held by the Administrative Agent as cash collateral for the obligation of the Borrowers to reimburse the Issuing Banks in the event of any drawing under outstanding Letters of Credit, and upon any drawing under any outstanding Letter of Credit in respect of which the Administrative Agent has deposited in a cash collateral account (the "Cash Collateral Account") any amounts described in clause (y) above, the Administrative Agent shall apply such amounts to reimburse the Issuing Bank with respect to such Letter of Credit for the amount of such drawing. In the event of the cancellation or expiration of any Letter of Credit in respect of which the Administrative Agent has deposited in Cash Collateral Account any amounts described in clause (y) above or in the event of any reduction in the maximum amount available at any time for drawing under Letters of Credit ("Maximum Available Amount"), the Administrative Agent shall apply the amount then in the Cash Collateral Account less the Maximum Available Amount immediately after such cancellation, expiration or reduction, if any, first to reimburse the Issuing Banks for any drawings under outstanding Letters of Credit, second to the payment in full of the Obligations, and third to whomsoever shall be lawfully entitled to receive such funds.

                      Upon acceleration, the Lenders and the
            Administrative Agent, or any of them, without notice to or demand upon the Borrowers which are expressly waived by the Borrowers, may proceed (but only with the consent of Requisite Lenders) to protect, exercise, and enforce their rights and remedies under the Loan Documents and such other rights and remedies as are provided by law or equity. Requisite Lenders may determine in their sole discretion the order and manner in which the Lenders' rights and remedies are to be exercised, and all payments received by the Administrative Agent or the Lenders, or any one or more of them, shall be applied as follows (regardless of how each Lender may treat the payments for the purpose of its own accounting); first, to all costs and expenses (including, without limitation, attorneys' fees, costs of maintaining, preserving and/or disposing of any real, personal or mixed property of the Company and its Subsidiaries which secures the Obligations to the Lenders and costs of settlement) incurred by the Administrative Agent or the Lenders, or any of them, in enforcing any Obligations of, or in collecting any payments due from, the Borrowers hereunder by reason of


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           such Event of Default; second, to all fees and expenses due and owing to the Administrative Agent or the Lenders, third, ratably to accrued interest; fourth, ratably to principal amounts outstanding; fifth, to other Obligations then due and owing under any of the Loan Documents; and sixth to whomsoever shall be lawfully entitled to receive such funds.


                 SECTION 8.  THE ADMINISTRATIVE AGENT; CO-AGENTS

                      8.1  APPOINTMENT AND AUTHORIZATION

                      Each Lender hereby irrevocably appoints,
            designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                      8.2  DELEGATION OF DUTIES

                      The Administrative Agent may execute any of its
            duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

                      8.3  LIABILITY OF ADMINISTRATIVE AGENT

                      None of the Agent-Related Persons shall (a) be
            liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representa-tion or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to


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            or provided for in, or received by the Agent under or in
            connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of the Borrowers' Subsidiaries or Affiliates.

                      8.4  RELIANCE BY ADMINISTRATIVE AGENT

                      (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                      (b) For purposes of determining compliance with the conditions specified in subsections 3.1 and 3.2, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Lender prior to the applicable Borrowing specifying its objection thereto


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            and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or the Lender shall not have made available to the Administrative Agent the Lender's ratable portion of such Committed
            Borrowing.

                      8.5  NOTICE OF DEFAULT

                      The Administrative Agent shall not be deemed to
            have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Lenders in accordance with
            Section 7; provided, however, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

                      8.6  CREDIT DECISION

                      Each Lender expressly acknowledges that none of
            the Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this


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            Agreement and the other Loan Documents, and to make such
            investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

                      8.7  INDEMNIFICATION

                      Whether or not the transactions contemplated
            hereby shall be consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Administrative Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative


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            Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders in this Section shall survive the payment of all Obligations hereunder.

                      8.8  ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY

                      BofA and its Affiliates may make loans to, issue
            letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Lenders. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include BofA in its individual capacity.

                      8.9  SUCCESSOR ADMINISTRATIVE AGENT

                      The Administrative Agent may, and at the request
            of the Requisite Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be reasonably acceptable to the Borrowers. If no successor agent shall have been appointed by the Requisite Lenders and shall have accepted such appointment within 10 days prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. If no successor agent shall have been so appointed by the Administrative Agent and shall have accepted such appointment prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint a successor agent which shall be a commercial bank organized under the laws of the United States or any state thereof having a combined capital


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            and surplus of at least $500,000,000.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 8 and subsections 10.4 and 10.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                      8.10 CO-AGENTS

                      None of the Lenders identified on the facing page
            or signature pages of this Agreement as a Co-Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                 SECTION 9.  THE LENDERS' REPRESENTATIONS

                      Each Lender hereby represents that it is a
            commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make each Loan hereunder and participate in each Letter of Credit issued hereunder in the ordinary course of such business; provided, however, that the disposition of any evidence of indebtedness held by such Lender shall at all times be within its exclusive control subject to subsection 10.8.


                 SECTION 10.  MISCELLANEOUS

                      10.1 AMENDMENTS, ETC.

                      No amendment or waiver of any provision of this
            Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:
            (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (b) reduce the principal of, or interest on, the Loans or any fees or other


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            amounts payable hereunder, (c) postpone any date fixed for any scheduled payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder,
            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (e) amend this subsection 10.1 or subsection 2.13; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.1 shall be binding upon each holder of any indebtedness resulting from the making of Loans hereunder at the time outstanding, each future holder of any such indebtedness, and if signed by the Borrowers, on the Borrowers. Notwithstanding the foregoing, each Bid Loan Lender may, in its sole discretion, if there exists no Potential Event of Default or Event of Default, and without the consent or signature of the Administrative Agent or any other Lender (provided, however, that prompt notice thereof is provided by such Bid Loan Lender to the Administrative Agent), accept any prepayment on account of any such Bid Loan Lender's Bid Loans.

                      10.2 NOTICES, ETC.

                      All notices and other communications provided for
            hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, cabled or delivered. For the purposes hereof, the addresses of the parties named on the signature pages hereto shall be as set forth under each party's name on the signature pages hereto (or with respect to any Lender not listed on the signature pages hereto, at the address specified for such Lender in the Assignment and Acceptance pursuant to which it became a Lender) or, as to the Borrowers, the Co-Agent or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when delivered, mailed, telegraphed, telexed, telecopied or cabled, be effective when delivered, three days after mailing, when delivered to the telegraph company, when confirmed by telecopy response, when confirmed by telex answerback or when delivered to the cable company,


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            respectively, except that notices and communications to the
            Administrative Agent pursuant to Section 2 or 8 shall not be effective until received by the Administrative Agent.

                      10.3 NO WAIVER; REMEDIES

                      No failure on the part of any Lender, the Co-Agent
            or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                      10.4 COSTS AND EXPENSES

                      Whether or not the transactions contemplated
            hereby shall be consummated, the Borrowers agree to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the administration, development, preparation, execution, delivery, syndication, filing, recording, modification, supplement, waiver and amendment of (whether or not consummated), and searching or filing or recording of files in respect of, the Loan Documents and the other documents (including without limitation, legal, appraisal, environmental, valuation, audit, insurance and travel costs and expenses) to be delivered under the Loan Documents, including, without limitation, independent accounting firms for the Administrative Agent, and Attorney Costs with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents. In addition, the Borrowers agree to pay on demand, all reasonable costs and expenses of the Lenders, the Co-Agent and the Administrative Agent, if any (including, without limitation, legal, appraisal, environmental, valuation, audit, consulting, travel costs and expenses, Attorney Costs and the fees and expenses of independent accounting firms or other experts for the Administrative Agent or the Lenders) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents, or in connection with any refinancing or restructuring of the credit arrangement provided under the Loan Documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding.

                      10.5 RIGHT OF SET-OFF

                      Upon (i) the occurrence and during the continuance
            of any Event of Default and (ii) the making of the request


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            or the granting of the consent specified by Section 7 to
            authorize the Administrative Agent to declare the Loans and other amounts due and payable pursuant to the provisions of
            Section 7, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the Obligations of the now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand under such Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this subsection 10.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                      10.6 INDEMNIFICATION

                      Each Borrower jointly and severally agrees to pay,
            and on demand to indemnify and hold harmless the Administrative Agent, the Co-Agent and each Lender and their respective Affiliates, and each of their respective successors, assigns, directors, officers, employees, servants, attorneys and agents (collectively, the "Indemnitees") from and against any and all claims, including claims based on strict liability in tort, damages, losses, liabilities, demands, suits, judgments, causes of action and all legal proceedings, whether civil, criminal, administrative or in arbitration, whether or not such Indemnitee is a party thereto, penalties, fines and other sanctions and expenses, including, without limitation Attorney Costs, which may be imposed on, incurred by or asserted against any Indemnitee:

                      (a) by reason of any inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, made in any report, exhibit or publication in connection with the effectiveness of this Agreement, the incurrence of the Indebtedness hereunder and the transactions contemplated hereby, or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading; or


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                     (b)  by reason of or in connection with the
                 execution, delivery, performance, administration or enforcement of any Loan Document or any proposal, fee, or commitment letter relating thereto, or any transaction contemplated by any Loan Document; or

                      (c) arising under or pursuant to activities of any Loan Party that violate Hazardous Materials Laws;

                      (d) arising out of or relating to the use of proceeds of the Loans or the Letters of Credit;

            provided, however, that the Borrowers shall not be liable to any Indemnitee for (i) any portion of such claims, damages, liabilities and expenses that a court of competent jurisdiction shall have determined by a judgment to have directly resulted from such Indemnitee's gross negligence or willful misconduct or (ii) any settlement by such Indemnitee of any claim or action involving the payment of monetary damages effected without the consent of the Borrowers, which consent shall not be unreasonably withheld; provided, further, that such consent shall not be required if such Indemnitee determines in good faith on advice of counsel that such settlement is advisable to avoid fines or other penalties (whether or not monetary) adverse to the interests of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the immediately preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

                      10.7 BINDING EFFECT

                      This Agreement shall become effective when it
            shall have been executed by the Borrowers, the Administrative Agent, the Co-Agent and the Lenders and thereafter shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent, each Lender and their respective successors and assigns permitted under subsection 10.8, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                      10.8 ASSIGNMENTS AND PARTICIPATIONS

                      A.   Each Lender may assign to one or more
            Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment), the Loans and its participations in the Letters of Credit owing to


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            it); provided, however, that (i) no assignment shall,
            without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans under the blue sky laws of any state, (ii) each such assignment by a Lender shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement with respect to the Loans and Commitments, (iii) the amount of the Commitments or Loans of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000; provided, however, that the amount of the Commitments and Loans of the assigning Lender being assigned may be in an amount equal to such assigned Lender's entire Commitments and outstanding Loans, (iv) each such assignment shall be to an Eligible Assignee and, in the case of an Eligible Assignee that is not a Lender or an Affiliate of a Lender, shall be consented to in advance in writing by the Administrative Agent and the Borrowers (which consent shall not be unreasonably withheld), and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Borrowers), for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                      B. By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes


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
            no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in subsection 4.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent or co-agent, respectively, on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                      C. The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and records for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Revolving Loans owing to, each Lender from time to time (collectively, such records are the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                      D.   Upon its receipt of an Assignment and
            Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit IX hereto, and subject to receipt of the written consent of the Borrowers and the Administrative Agent, if required hereby, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.

                      E. Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and its participations in Letters of Credit issued hereunder); provided, however, that (i) no participation shall, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans under the blue sky laws of any state, (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) no Lender shall sell any participation under which the participant shall have rights to approve any amendment or waiver of any Loan Document except to the extent such amendment or waiver would (a) postpone any date fixed for any scheduled payments of principal of or interest with respect to the Loans or any fees or other amounts payable hereunder or (b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder.

                      F.   Any Lender may, in connection with any
            assignment or participation or proposed assignment or participation pursuant to this subsection 10.8, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Lender.

                      G. Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans made by the Borrowers to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect to such assigned Loans to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

                      10.9 SEVERABILITY

                      In case any provision in or obligation under this
            Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                      10.10 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS

                      A.   All agreements, representations and
            warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the issuance of the Letters of Credit hereunder and, except as set forth in subsection 10.10B, terminate upon the indefeasible payment in full of the Obligations.

                      B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in subsections 2.10, 2.12, 10.4, 10.5 and 10.6 shall survive the payment of the Loans, the expiration of the Letters of Credit and the termination of this Agreement.

                      10.11 HEADINGS

                      Section and subsection headings in this Agreement
            are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                      10.12 APPLICABLE LAW; JURISDICTION; WAIVER OF JURY
                            TRIAL

                      THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
            CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The Lenders retain all of their rights under federal law, including those relating to interest rates. Each Borrower and each Lender hereby submits to the non-exclusive jurisdiction of the state courts of the State of New York and the federal courts located in the State of New York for all matters arising under this Agreement and related documents. Service of process sufficient for personal jurisdiction in any action against any Borrower in New York may be made by registered or certified mail, return receipt requested, to the address specified pursuant to subsection 10.2.

                      THE BORROWERS, THE ADMINISTRATIVE AGENT, THE CO-
            AGENT, THE LENDERS AND THE ISSUING BANK HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Administrative Agent, the Co-Agent, the Lenders, the Issuing Banks and the Borrowers each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. The Administrative Agent, the Co-Agent, the Lenders, the Issuing Banks and the Borrowers further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                      10.13 TERMINATION OF COLLATERAL DOCUMENTS; RELEASE OF SECURITY

                      On the Closing Date, each of the Collateral
            Documents is hereby terminated and of no further force and effect except as to provisions therein expressly intended to survive such termination and all Liens on the collateral described therein are hereby released. All releases, termination statements, assignment documents and other documents deemed necessary or advisable to terminate the Liens created pursuant to the Collateral Documents shall be executed, delivered, filed and/or recorded and all other action deemed necessary or advisable to so terminate such Liens shall be taken promptly following the Closing Date.
            At any time or from time to time upon the request of the Borrowers, the Administrative Agent shall cause to be executed and delivered such further documents and to be done such other acts as the Borrowers may reasonably request in order to effect fully the release of the Collateral Documents and the Liens granted thereby.

                      10.14  EXECUTION IN COUNTERPARTS; EFFECTIVENESS

                      This Agreement and any amendments, waivers,
            consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                      10.15  OBLIGATIONS SEVERAL

                      The obligation of each Lender hereunder is
            several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.

                      10.16  COMPLETE AGREEMENT

                      This written Agreement, together with the exhibits
            to this Agreement and other documents described herein is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

                   WITNESS the due execution hereof by the respective
            duly authorized officers of the undersigned as of the date first written above.

                                     THE COMPANY:

                                     MAC FRUGAL'S BARGAINS o CLOSE-OUTS
                                      INC.


                                     By: LEONARD S. WILLIAMS
                                         ------------------------------

                                     Title: President
                                            ---------------------------

                                     Notice Address:

                                     Mac Frugal's Bargains o Close-Outs
                                      Inc.
                                     2430 East Del Amo Boulevard
                                     Dominguez, California  90220
                                     Attention:  Philip L. Carter
                                          Telecopy No.:  (310) 632-4477
                                          Attention:  Dan Felsenthal
                                     Telecopy No.:  (310) 762-2364


                                     WCL:

                                     WEST COAST LIQUIDATORS, INC.


                                     By: LEONARD S. WILLIAMS
                                         ------------------------------

                                     Title: President
                                            ---------------------------

                                     Notice Address:

                                     c/o Mac Frugal's Bargains o Close-
                                      Outs Inc.
                                     2430 East Del Amo Boulevard
                                     Dominguez, California 90220
                                     Attention:  Philip L. Carter
                                     Telecopy No.:  (310) 632-4477
                                     Attention:  Dan Felsenthal
                                     Telecopy No.:  (310) 762-2364

                                     PNS:

                                     PNS STORES, INC.


                                     By: LEONARD S. WILLIAMS
                                         ------------------------------

                                     Title: President
                                            ---------------------------

                                     Notice Address:

                                     c/o Mac Frugal's Bargains o Close-
                                      Outs Inc.
                                     2430 East Del Amo Boulevard
                                     Dominguez, California 90220
                                     Attention:  Philip L. Carter
                                     Telecopy No.:  (310) 632-4477
                                     Attention:  Dan Felsenthal
                                     Telecopy No.:  (310) 762-2364



                                     THE ADMINISTRATIVE AGENT:

                                     BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION,
                                     as Administrative Agent


                                     By: KAY S. WARREN
                                         ------------------------------

                                     Title: Vice President
                                            ---------------------------

                                     Notice Address:

                                     Bank of America National Trust and
                                      Savings Association
                                     Global Agency #5596
                                     1455 Market Street
                                     San Francisco, California  94103
                                     Attention:  Kay Warren
                                     Telecopy No.: (415) 622-4894



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





                                     THE CO-AGENT AND LENDER:

                                     CONTINENTAL BANK N.A., INDIVIDUALLY
                                     AND AS CO-AGENT


                                     By: JOSEPH TYLER
                                         ------------------------------

                                     Title: Vice President
                                            ---------------------------

                                     Notice Address:

                                     Continental Bank N.A.
                                     231 South La Salle Street
                                     Chicago, Illinois  60697
                                     Attention:  Joseph Tyler
                                     Telecopy No.:  (312) 765-2080

                                     Revolving Commitment:
                                       $30,000,000
                                       Pro Rata Share:
                                       20.0000000%



                                     THE LENDERS:

                                     BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION



                                     By: DENNIS V. ARRIOLA
                                         ------------------------------

                                     Title: Vice President
                                            ---------------------------

                                     Notice Address:

                                     Bank of America National Trust and
                                      Savings Association
                                     555 South Flower Street, #5618
                                     Los Angeles, California  90071
                                          Attention:  Dennis V. Arriola
                                     Telecopy No.:  (213) 228-2756

                                     Revolving Commitment:
                                       $30,000,000
                                       Pro Rata Share:
                                       20.0000000%

                                     PNC BANK, N.A.




                                     By:  TED A. DUNN
                                          -----------------------

                                     Title:  Commercial Banking Officer
                                             -----------------------


                                     Notice Address:

                                     PNC Bank, N.A.
                                     Suite #650
                                     55 South Lake Avenue
                                     Pasadena, California 91104
                                     Attention: Ted A. Dunn
                                     Telecopy No.: (818) 568-0653

                                     Revolving Commitment:
                                       $15,000,000
                                       Pro Rata Share:
                                       10.0000000%



                                     THE BANK OF CALIFORNIA, N.A.



                                     By:  SCOTT LANE
                                          -----------------------

                                     Title:  Vice President
                                             --------------------


                                     Notice Address:

                                     The Bank of California, N.A.
                                     P.O. Box 2330
                                     5th Floor
                                     5550 South Hope Street
                                     Los Angeles, California 90071
                                     Attention: Scott M. Lane
                                     Telecopy No.: (213) 243-3552
                                                         629-0147

                                     Revolving Commitment:
                                       $15,000,000
                                       Pro Rata Share:
                                       10.0000000%





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





                                     THE LONG-TERM CREDIT BANK
                                      OF JAPAN,LIMITED
                                      LOS ANGELES AGENCY



                                     By:  CURT BIREN
                                          ------------------------------

                                     Title:  Vice President
                                             ---------------------------


                                     Notice Address:

                                     The Long-Term Credit Bank of Japan,
                                      Limited
                                      Los Angeles Agency
                                     444 South Flower Street
                                     Suite 3700
                                     Los Angeles, California 90071
                                     Attention: Jan Hanssen
                                     Telecopy No.: (213) 622-6908

                                     Revolving Commitment:
                                       $15,000,000
                                       Pro Rata Share:
                                       10.0000000%



                                     UNITED STATES NATIONAL BANK OF
                                      OREGON



                                     By:  TIMOTHY A. MILLER
                                          ------------------------------

                                     Title:  Corporate Credit Officer
                                             ---------------------------


                                     Notice Address:

                                     United States National Bank of
                                      Oregon
                                     Note Department, BB-10th Floor
                                     309 S.W. 6th Avenue
                                     Portland, Oregon 97204
                                     Attention: Janet Jordan
                                     Telecopy No.: (503) 275-5428


                                     Revolving Commitment:
                                       $15,000,000
                                       Pro Rata Share:
                                       10.0000000%

                                     BANQUE PARIBAS



                                     By:  JULIE B. KULAS
                                          ------------------------

                                     Title:  Senior Vice President
                                             ---------------------


                                     By:  ETHEL YAMAMOTO
                                          -----------------------

                                     Title:  Senior Credit Officer
                                             ---------------------


                                     Notice Address:

                                     Banque Paribas
                                     2029 Century Park East
                                     Los Angeles, California 90067
                                     Attention: Steve Li
                                     Telecopy No.: (310) 556-8759
                                                         556-0924

                                     Revolving Commitment:
                                       $10,000,000
                                       Pro Rata Share:
                                       6.6666667%



                                     MELLON BANK, N.A.



                                     By:  EDWIN WIEST
                                          -----------------------

                                     Title:  First Vice President
                                             --------------------


                                     Notice Address:

                                     Mellon Bank, N.A.
                                     Suite #1200
                                     300 South Grand Avenue
                                     Los Angeles, California 90071
                                     Attention: Robert Harkins
                                     Telecopy No.: (213) 626-3745


                                     Revolving Commitment:
                                       $10,000,000
                                       Pro Rata Share:
                                       6.6666667%





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





                                     UNION BANK




                                     By:  ANN M. YASUDA
                                          -------------------------

                                     Title:  Vice President
                                             ----------------------


                                     Notice Address:

                                     Union Bank
                                     G12-224
                                     445 South Figueroa Street
                                     Los Angeles, California 90071
                                     Attention: Ann Yasuda
                                     Telecopy No.: (213) 629-5328


                                     Revolving Commitment:
                                       $10,000,000
                                       Pro Rata Share:
                                       6.6666667%





                                         S-7